Filed pursuant to Rule 424(b)(5)
Registration No. 333-221908

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 29, 2019

Preliminary Prospectus Supplement

(To prospectus dated December 5, 2017)

9,000,000 Shares

Capstead Mortgage Corporation

Common Stock

We are offering 9,000,000 shares of our common stock, par value $0.01 per share, or our common stock.

Our common stock is subject to certain restrictions on ownership designed to, among other purposes, preserve our qualification as a real estate investment trust, or REIT, for federal income tax purposes. See “Description of Our Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “CMO.” The last reported sale price of our common stock on the New York Stock Exchange on July 26, 2019 was $8.85 per share.

Investing in our common stock involves risks. You should carefully consider the risks that are described under the caption “Risk Factors” beginning on page S-3 of this prospectus supplement and included in our Annual Report on Form 10-K for the year ended December 31, 2018 and as updated by our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement.

We are selling to the underwriters the shares of common stock at a price of $            per share, resulting in aggregate net proceeds to us of approximately $            before expenses. The underwriters propose to offer the shares of common stock for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of those methods of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriters and subject to the underwriters’ right to reject any order in whole or in part.

We have granted the underwriters the option to purchase a maximum of 1,350,000 additional shares of common stock on the same terms and conditions set forth above within 30 days of the date of this prospectus supplement.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Credit Suisse	BofA Merrill Lynch	J.P. Morgan

Co-Manager

JMP Securities

The date of this prospectus supplement is July     , 2019.

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information.

We are not, and the underwriters are not, making an offer of the shares of common stock covered by this prospectus supplement and the accompanying prospectus in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Unless otherwise indicated, all information presented in this prospectus supplement assumes that the underwriters’ option to purchase up to 1,350,000 additional shares of common stock is not exercised.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference into this prospectus supplement is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or any sale of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission, or SEC, in connection with this offering. In addition, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to you, free of charge, on the SEC’s website at www.sec.gov. Finally, we also maintain an internet site where you can find additional information. The address of our internet site is http://www.capstead.com. All internet site addresses provided in this prospectus supplement and accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our internet site is not a part of, and is not incorporated or deemed to be incorporated by reference into this prospectus supplement or accompanying prospectus. Accordingly, no information in our or any of these other internet site addresses is included herein or incorporated or deemed to be incorporated by reference herein.

S-ii

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to other documents that we file with the SEC. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus and the accompanying prospectus supplement, and later information filed with the SEC will update and supersede this information. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of securities covered by this prospectus is complete:

•	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 22, 2019;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 1, 2019;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, filed with the SEC on July 26, 2019;

•	Our Current Reports on Form 8-K filed with the SEC on January 7, 2019 and May 17, 2019;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2019; and

•	The description of the Common Stock contained in our Registration Statement on Form 8-A as filed with the SEC on May 14, 1985.

You may obtain copies of these documents at no cost by writing or telephoning us at the following address:

Investor Relations

Capstead Mortgage Corporation

8401 N. Central Expressway, Suite 800

Dallas, Texas 75225

(214) 874-2323

S-iii

A WARNING OF ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the accompanying prospectus, the information incorporated by reference herein and in our future filings with the SEC constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning. Forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties including, but not limited to, the following:

•	fluctuations in interest rates and levels of mortgage prepayments;

•

changes in market conditions as a result of federal corporate and individual income tax reform, federal government fiscal challenges and Federal Reserve monetary policy, including policy regarding its holdings of mortgage-backed securities issued or guaranteed by a federally chartered corporation, or Agency Securities, and U.S. Treasury Securities;

•	liquidity of secondary markets and credit markets, including the availability of financing at reasonable levels and terms to support investing on a leveraged basis;

•	the impact of differing levels of leverage employed;

•	changes in legislation or regulation affecting Agency Securities and similar federal government agencies and related guarantees;

•	deterioration in credit quality and ratings of existing or future issuances of Agency Securities;

•	the effectiveness of risk management strategies;

•	the availability of suitable qualifying investments from both an investment return and regulatory perspective;

•	the availability of new investment capital;

•	the ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

•	changes in legislation or regulation affecting exemptions for mortgage REITs from regulation under the Investment Company Act of 1940;

•	other changes in legislation or regulation affecting the mortgage and banking industries; and

•	changes in general economic conditions, increases in costs and certain other factors.

In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties which could cause actual results to be significantly different from those expressed or implied by any forward-looking statements included herein. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date the statement is made, and we do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in our common stock, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Where You Can Find More Information” on page i of the accompanying prospectus, our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. All references to “we,” “our” and “us” in this prospectus supplement mean Capstead Mortgage Corporation and all entities owned or controlled by us except where it is made clear that the term means only Capstead Mortgage Corporation and not its subsidiaries or other controlled entities. The term “you” refers to a prospective investor.

Our Company

We are a self-managed REIT investing in a leveraged portfolio of residential mortgage pass-through securities consisting almost exclusively of relatively short-duration adjustable-rate mortgage securities, referred to as ARM securities, issued and guaranteed by government-sponsored enterprises, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae. Residential mortgage pass-through securities guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae are referred to as agency securities and are considered to have limited, if any, credit risk. This strategy differentiates us from our peers because ARM loans underlying our investment portfolio can reset to more current interest rates within a relatively short period of time. This positions us to benefit from a potential recovery in financing spreads that typically contract during periods of rising interest rates and can result in smaller fluctuations in portfolio values compared to portfolios containing a significant amount of longer-duration ARM and fixed-rate mortgage securities. Duration is a common measure of market price sensitivity to interest rate movements. A shorter duration generally indicates less interest rate risk.

Corporate Information

Our principal executive offices are located at 8401 North Central Expressway, Suite 800, Dallas, Texas. Our telephone number is (214) 874-2323. Our website is http://www.capstead.com. The contents of our website are not a part of this prospectus supplement or the accompanying prospectus and are not incorporated by reference herein. Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CMO.”

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of our common stock, see “Description of Our Common Stock” in the accompanying prospectus.

Issuer	Capstead Mortgage Corporation

Common stock offered by us	9,000,000 shares (plus up to an additional 1,350,000 shares of common stock that we may issue and sell upon the exercise of the underwriters’ option to purchase additional shares of our common stock in full).

Common stock to be outstanding after this offering	94,606,455 shares (or 95,956,455 shares if the underwriters exercise their option to purchase additional shares of our common stock in full).

NYSE symbol	CMO

Use of proceeds	We intend to use the net proceeds from this offering to finance purchases of additional ARM Agency Securities, on a leveraged basis, and for general corporate purposes. Pending any such uses, we may invest the net proceeds from the sale of any stock offered pursuant to this prospectus supplement in short-term investments, or may use the net proceeds to reduce short-term indebtedness.

Material U.S. federal income tax considerations	For a discussion of the material U.S. federal income tax considerations relating to purchasing, owning and disposing of our common stock, see “Additional Material U.S. Federal Income Tax Considerations” in this prospectus supplement.

Risk factors	An investment in our common stock involves various risks. Prior to making an investment in us, you should carefully consider these and other matters discussed under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and included in our Annual Report on Form 10-K for the year ended December 31, 2018 and as updated by our subsequent Quarterly Reports on Form 10-Q.

Unless otherwise indicated, all offering information in this prospectus supplement is based on 85,606,455 shares of common stock outstanding as of July 26, 2019. Unless otherwise indicated, the number of shares of common stock indicated does not include (i) any shares issuable upon the exercise of the underwriters’ option to purchase additional shares, (ii) shares of our common stock issuable upon the settlement of outstanding awards granted pursuant to our equity compensation plans or (iii) shares of our common stock issuable upon the conversion of our 7.50% Series E Cumulative Redeemable Preferred Stock, or our Series E Preferred Stock, in the event we do not elect to redeem our outstanding shares of our Series E Preferred Stock prior to a change of control conversion date.

RISK FACTORS

Investing in our common stock involves significant risk. Before making an investment decision, you should carefully read and consider the information set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as the other information contained or incorporated by reference into this prospectus supplement or in the accompanying prospectus before making a decision to invest in our common stock. See “Where You Can Find More Information” above.

If any of the risks described in this prospectus supplement, or the information incorporated by reference into this prospectus supplement or the accompanying prospectus occur, our business, financial condition or results of operations could be materially and adversely affected. The risks and uncertainties described in this prospectus supplement and the information incorporated by reference into this prospectus supplement and accompanying prospectus are not the only ones we face. Additional risks and uncertainties not presently known to us, or not presently deemed material by us, may also impair our operations and performance.

The market price of our common stock could be substantially affected by various factors.

Stock markets have experienced significant price and volume fluctuations. As a result, the market price of our common stock could be similarly volatile. The market price of our common stock will depend on many factors, which may change from time to time, including:

•	prevailing interest rates, increases in which may have an adverse effect on the market price of our common stock;

•	trading prices of securities issued by REITs and other similar companies;

•	general economic and financial market conditions;

•	government action or regulation;

•	our financial condition, performance and prospects and those of our competitors;

•	changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry;

•	our issuance of additional shares of our common stock or securities convertible into, or exchangeable or exercisable for, shares of our common stock; and

•	actual or anticipated variations in our quarterly operating results and those of our competitors.

As a result of these and other factors, investors who purchase shares of our common stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of our common stock, including decreases unrelated to our operating performance or prospects.

Common stock eligible for future sale may adversely affect the prevailing market prices for our common stock.

We cannot predict the effect, if any, of future sales of our common stock, or the availability of our common stock for future sale, on the market price of our common stock. Sales of substantial amounts of our common stock (including our common stock issued to our directors and officers upon conversion of performance units or other equity incentive awards), or the perception that these sales could occur, may adversely affect prevailing market prices for our common stock.

We, our executive officers and our directors have agreed that, for a period of 45 days after the date of this prospectus supplement and subject to certain exceptions, neither we nor they will directly or indirectly, without the prior written consent of Credit Suisse Securities (USA) LLC, sell or otherwise dispose of any common stock. Credit Suisse Securities (USA) LLC at any time may release all or a portion of the common stock subject to the foregoing lock-up provisions. If the restrictions under such agreements are waived, the affected common stock may be available for sale into the market, which could reduce the market price for our common stock.

Sales of substantial amounts of our common stock or the perception that these sales could occur may adversely affect the prevailing market price for our common stock or may impair our ability to raise capital through a sale of additional equity securities.

Your interest in us may be diluted if we issue additional common stock.

Existing stockholders and potential investors in this offering do not have preemptive rights to any common stock issued by us in the future. Therefore, investors purchasing shares in this offering may experience dilution of their equity investment if we issue or sell additional common stock in the future or issue or sell securities that are convertible into or exchangeable for common stock. Further, investors purchasing shares in this offering may experience dilution of their equity investment upon (i) the issuance of shares of common stock reserved for issuance under our equity compensation plans, (ii) the issuance of shares of common stock upon the settlement of outstanding awards under our equity compensation plans or (iii) the issuance of shares of common stock upon the conversion of our Series E Preferred Stock in the event we do not elect to redeem the Series E Preferred Stock prior to a change of control conversion date. Depending on the terms of such transactions, most notably the price per share, which may be less than one or both of the price paid per share in this offering and the value of our properties, existing stockholders might also experience a dilution in the book value per share of their investment in us.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of 9,000,000 shares of our common stock in this offering will be approximately $            million, or approximately $             million if the underwriters exercise their option to purchase additional shares in full, in each case after deducting the estimated offering expenses of approximately $            payable by us.

We intend to use the net proceeds from this offering to finance purchases of additional ARM Agency Securities, on a leveraged basis, and for general corporate purposes. Pending any such uses, we may invest the net proceeds from the sale of any stock offered pursuant to this prospectus supplement in short-term investments, or may use the net proceeds to reduce short-term indebtedness.

In each case, we intend to acquire assets consistent with our investment strategy and with maintaining our exclusion from registration as an investment company under the Investment Company Act of 1940 and to maintain our qualification as a REIT for U.S. federal income tax purposes.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary replaces and supersedes the discussion in the accompanying prospectus under the heading “Federal Income Tax Consequences of Our Status as a REIT.”

The following summary describes material U.S. federal income tax considerations relating to the ownership of our common stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with shares of our common stock held as capital assets for U.S. federal income tax purposes and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Common Stock” below), insurance companies, persons holding our common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass-through entities or U.S. holders of our common stock whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

You should consult your tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Our Taxation as a REIT

We elected to be taxed as a REIT under the U.S. federal income tax laws beginning with our taxable year ended December 31, 1985. We believe that we have operated in a manner qualifying us as a REIT since our election and intend to continue to so operate. In the opinion of Hunton Andrews Kurth LLP, we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2015 through December 31, 2018, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2019 and in the future. You should be aware that Hunton Andrews Kurth LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks as of the date issued. In addition, Hunton Andrews Kurth LLP’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business, all of which are described in the opinion. Moreover, our continued qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, certain qualification tests in the U.S. federal income tax laws. Those qualification tests involve the percentage of our income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our share ownership and the percentage of our earnings that we distribute. While Hunton Andrews Kurth LLP has reviewed those matters in connection with the foregoing opinion, Hunton Andrews Kurth LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Hunton Andrews Kurth LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify,” below.

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof. In any year in which we qualify for taxation as a REIT, we generally will not be subject to U.S. federal income tax on that portion of our net taxable income that we distribute currently to our stockholders, although taxable income generated by domestic taxable REIT subsidiaries, if any, will be subject to regular corporate income tax. Our stockholders generally will be taxed on dividends that they receive at ordinary income rates unless such dividends are designated by us as capital gain dividends. Distributions we make are not eligible for the dividends received deduction for corporations. We expect that ordinary dividends paid by us generally will not be eligible for the reduced rates that generally apply to distributions by non-REIT C corporations to certain U.S. individuals, trusts and estates, but may be eligible for the up to 20% pass-through deduction for such stockholders.

We are generally not subject to U.S. corporate income tax on income that we distribute currently to stockholders, but we will be subject to U.S. federal tax as follows:

•

We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax at the highest applicable rate.

•

If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) as long as the failure was due to reasonable cause and not willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations on the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•	any undistributed taxable income from prior taxable years,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain rather than distribute all or a portion of our net capital gains and pay income tax on the gains. In that case, a U.S. holder would include its proportionate share of our undistributed net long-term capital gains (to the extent we make a timely designation of such gain to the holder) in income and receive a credit for its proportionate share of the tax paid by us.

•	We will be subject to a 100% excise tax on transactions between us and a taxable REIT subsidiary that are not conducted on an arm’s length basis.

•

With respect to an interest in a taxable mortgage pool or a residual interest in a real estate mortgage investment conduit, or REMIC, the ownership of which is attributed to us or to a REIT in which we own an interest, although the law on the matter is unclear as to the ownership of an interest in a taxable mortgage pool, we may be taxable at the highest corporate rate on the amount of any excess inclusion income for the taxable year allocable to the percentage of our stock that is held in record name by “disqualified organizations.” To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax. A “disqualified organization” includes:

•	the U.S.;

•	any state or political subdivision of the U.S.;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•

any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

•	any rural electrical or telephone cooperative.

We do not currently intend to hold REMIC residual interests or engage in financing or other activities that would result in the allocation of excess inclusion to our shareholders. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

•

If we acquire any appreciated assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for tax with respect to “built-in gain” in those assets if we recognize gain on the sale or disposition of any such assets during the 5-year period after we acquire the assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal (and applicable state and local) corporate income tax on its taxable income.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for sections 856 through 859 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)	that meets other tests, described below, regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (6) must be met during the last half of each taxable year. Neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. For purposes of determining the stock ownership requirement described in condition (6) above, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the requirement described in condition (6) above. We believe that we have maintained and will maintain sufficient diversity of ownership to allow us to continue to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet condition (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements described in conditions (5) and (6) above, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.

Disregarded Entities and Partnerships.    An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner for U.S. federal income tax purposes generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners for U.S. federal income tax purposes generally is treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S.

federal income tax purposes, U.S. Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below (see “—Asset Tests”), the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership or limited liability company, the partnership’s or limited liability company’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Qualified REIT Subsidiaries.    If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries.    A taxable REIT subsidiary is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

Income earned by a taxable REIT subsidiary is not attributable to the REIT. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. Our domestic taxable REIT subsidiaries will be fully subject to corporate income tax on their taxable income.

Several provisions of the Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a taxable REIT subsidiary if the IRS were to assert successfully that the economic arrangements between us and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. Any income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arm’s length negotiations, will also be subject to a 100% penalty tax. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a taxable REIT subsidiary in an effort to ensure that we do not become subject to this penalty tax; however, we cannot assure you that we will be successful in avoiding this penalty tax.

Taxable Mortgage Pools and Excess Inclusion Income.    An entity, or a portion of an entity, that does not elect to be treated as a REMIC may be classified as a taxable mortgage pool, or TMP, under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consists of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

A TMP generally is treated as a taxable corporation and it cannot file a consolidated U.S. federal income tax return with any other corporation. If, however, a REIT owns 100% of the equity interests in a TMP, then the TMP is a qualified REIT subsidiary and, as such, ignored as an entity separate from the REIT, but a portion of the REIT’s income will be treated as excess inclusion income and a portion of the dividends the REIT pays to U.S. shareholders will be treated as excess inclusion income.

Section 860E(c) of the Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for U.S. Treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable income for that year.

Although we intend to structure our financing transactions so that we will not recognize any excess inclusion income, we cannot assure you that we will always be successful in this regard. If, notwithstanding our intent, we recognized excess inclusion income, then under guidance issued by the IRS we would be required to allocate the excess inclusion income proportionately among the dividends we pay to our stockholders and we must notify our stockholders of the portion of our dividends that represents excess inclusion income. The portion of any dividend you receive that is treated as excess inclusion income is subject to special rules. First, your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. Second, if you are a tax-exempt organization and your excess inclusion income is subject to the unrelated business income tax, then the excess inclusion portion of any dividend you receive will be treated as unrelated business taxable income. Third, dividends paid to Non-U.S. holders who hold stock for investment and not in connection with a trade or business conducted in the U.S. will be subject to U.S. federal withholding tax without regard to any reduction in rate otherwise allowed by any applicable income tax treaty.

If we recognize excess inclusion income, and one or more disqualified organizations are record holders of shares of common stock, we will be taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income equal to the percentage of our stock that is held by disqualified organizations. In such circumstances, we may reduce the amount of our distributions to a disqualified organization whose stock ownership gave rise to the tax. To the extent that our common stock owned by disqualified organizations is held by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our common stock held by the broker/dealer or other nominee on behalf of the disqualified organizations.

We do not currently intend to hold REMIC residual interests or engage in financing or other activities that would result in the allocation of excess inclusion to our shareholders.

Tax-exempt investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in our common stock.

Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

•

amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property);

•

income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

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interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities.

Gross income from the following sources is excluded from both the numerator and the denominator in both gross income tests:

•	gain from a sale of property that we hold primarily for sale to customers in the ordinary course of business;

•	income and gain from hedging transactions to the extent described below under “Hedging Transactions”;

•	certain foreign currency gains; and

•	cancellation of indebtedness income.

We will monitor the amount of our non-qualifying income and we will seek to manage our portfolio to comply at all times with the gross income tests, but we cannot assure you that we will be successful in this effort. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Interest.    The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person, however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT. We do not expect that any of our loans will be based in whole or in part on the income or profits of any person.

Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. We expect that the MBS in which we invest generally will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from such MBS will be qualifying income for the 95% gross income test. In the case of MBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of MBS treated as interests in a REMIC, income derived from REMIC interests generally will be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

The interest, original issue discount, and market discount income that we will receive from our mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

We have entered, and intend to enter, into financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings that are secured by the assets sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Hedging Transactions.    We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by U.S. Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in U.S. Treasury regulations before the close of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests that is clearly identified as such before the close of the day on which it was acquired, originated or entered into and satisfies other identification requirements, or (iii) to offset certain hedging transactions described above, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income.    Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary will not be included for purposes of the gross income tests.

Rents from Real Property.    To the extent that we own or acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may also own a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

Prohibited Transactions Tax.    A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we generally intend to conduct our operations so that no asset that we own will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property.    Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the U.S. Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property (other than completion of a building, or any other improvement, where more than 10% of the construction was completed before default became imminent); or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a taxable REIT subsidiary.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests.

We may have the option to foreclose on mortgage loans when a borrower is in default. The foregoing rules could affect a decision by us to foreclose on a particular mortgage loan and could affect whether we choose to foreclose with regard to a particular mortgage loan.

Foreign Currency Gain.    Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT that satisfies the 75% gross income test and 75% asset test on a stand-alone basis. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Dividends.    Our dividend income from stock in any corporation (other than any REIT) and from any taxable REIT subsidiary will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. If we own stock in other REITs, the dividends that we receive from those REITs and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Phantom income.    Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire MBS in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the MBS that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

We generally will be required to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments or MBS, such as original issue discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. To the extent that this rule requires the accrual of income earlier than under the general tax rules, it could increase our phantom income, which may make it more likely that we could be required to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this phantom income is recognized. We currently do not expect that this rule will have a material impact on the timing of accrual of our income or on the amount of our distribution requirement. We will consider the potential effects of phantom income on our taxable stockholders in managing our investments.

We may agree to modify the terms of distressed or other loans we hold. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated MBS at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

Failure to Satisfy Gross Income Tests.    If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. That relief provision will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Our Taxation as a REIT” and “—Failure to Qualify.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.

•	At least 75% of the value of our total assets must be represented by the following (or, the 75% asset class):

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interests in real property, including leaseholds and options to acquire real property and leaseholds, and, for taxable years beginning after December 31, 2015, personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property” as a result of such rents not exceeding 15% of the total rent attributable to personal property and real property under such lease;

•	interests in mortgages on real property or on interests in real property;

•	stock in other REITs and debt instruments issued by “publicly offered” REITs;

•	cash and cash items;

•	government securities;

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investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class.

•

Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets (or, the 5% asset test).

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class, we may not own more than 10% of any one issuer’s outstanding voting securities (or, the 10% vote test).

•

Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception discussed below (or, 10% value test).

•	Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

•

For any taxable year beginning after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered” REITs that are not secured by real property or interests in real property.

Securities, for the purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

In addition, the following instruments will not be considered securities for purposes of the 10% value test: (i) a REIT’s interest as a partner in a partnership; (ii) any debt instrument issued by a partnership (other than straight debt or any other excluded security) if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; (iii) any debt instrument issued by a partnership (other than straight debt or any other excluded security) to the extent of the REIT’s interest as a partner in the partnership; (iv) any loan to an individual or an estate; (v) any “section 467 rental agreement,” other than an agreement with a related party tenant; (vi) any obligation to pay “rents from real property”; (vii) certain securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; and (viii) any security (including debt securities) issued by another REIT. For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described clause (i) and (ii) in the preceding sentence.

For purposes of the 75% asset test, mortgage loans generally will qualify as real estate assets to the extent that they are secured by real property. We expect that our investments in MBS generally will be treated as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes. In the case of MBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. In the case of MBS treated as an interest in a REMIC, such interests generally will qualify as real estate assets, and income derived from REMIC interests generally will be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests.

We believe that most of the assets that we hold and those we expect to hold will be qualifying assets for purposes of the 75% asset test. We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort.

We will not lose our REIT status for a de minimis failure to meet the 5% or 10% asset requirements if the failure is due to ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets or $10 million. If we fail to satisfy any of the asset requirements for a particular tax quarter, we may still qualify as a REIT if we (1) identify the failure on a separate schedule, (2) the failure is due to reasonable cause and not willful neglect, (3) the assets causing the failure are disposed of (or the requirements are otherwise met) within six months of the last day of the quarter in which the failure was identified and (4) we pay a tax computed as the greater of either $50,000 or the net income generated by the assets causing the failure multiplied by the highest corporate income tax rate.

After initially meeting the asset tests after the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. However, an acquisition of property by a REIT requires the REIT to revalue all of its assets. If the failure to satisfy the asset tests results from an increase in the value of our assets after the acquisition of securities or other property during a quarter, the failure can be cured by eliminating the discrepancy within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. We cannot ensure that these steps always will be successful. If we fail to cure the noncompliance with the asset tests within this 30-day period, we could fail to qualify as a REIT.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

•

the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

•

the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

If we cease to be a “publicly offered REIT,” then in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro-rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

As described above, if we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay income tax on the gains. In that case, our stockholders would include their proportionate share of the undistributed net long-term capital gains in income and receive a credit for their proportionate share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. However, due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For instance, we may be required to accrue interest and discount income on mortgage loans, MBS, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. See “—Income Tests—Phantom Income.” Moreover, in certain instances we may be required to accrue taxable income that we may not actually recognize as economic income. For example, if we own a residual equity position in a mortgage loan securitization, we may recognize taxable income that we will never actually receive due to losses sustained on the underlying mortgage loans. Although those losses would be deductible for tax purposes, they would likely occur in a year subsequent to the year in which we recognized the taxable income.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common stock or preferred stock.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued a revenue procedure authorizing publicly offered REITs to treat certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. We have no current intention to make a taxable dividend payable in cash and stock.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of U.S. Holders of Our Common Stock

U.S. Holder.    As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any of its States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (a) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally.    As long as we qualify as a REIT, distributions made to taxable U.S. holders of our common stock out of current or accumulated earnings and profits that are not designated as capital gain dividends will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock and then to our common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions.

For taxable years beginning before January 1, 2026, individuals, trusts and estates may deduct up to 20% of certain pass-through income, including ordinary REIT dividends that are not “capital gain dividends” or “qualified dividend income,” subject to certain limitations (the “pass-through deduction”). For taxable years beginning before January 1, 2026, the maximum tax rate for U.S. holders taxed at individual rates is 37%. For taxpayers qualifying for the full pass-through deduction, the effective maximum tax rate on ordinary REIT dividends for taxable years beginning before January 1, 2026 would be 29.6%.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the distributions will be taxable as capital gains. A U.S. holder’s initial tax basis in a share of our common stock is, in general, equal to the amount paid per share.

Distributions generally will be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

Capital Gain Dividends.    We may elect to designate distributions of our net capital gain as “capital gain dividends.” Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the U.S. holders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate U.S. holders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require U.S. holders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund for such amount. A U.S. holder of our common stock will increase the basis in its shares of our common stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a rate of up to 20%; or

•	an unrecaptured section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

The IRS currently requires that distributions made to different classes of stock be composed proportionately of dividends of a particular type.

Passive Activity Loss and Investment Interest Limitation.    Distributions and gain from the disposition of our common stock will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Other Tax Considerations.    U.S. holders of our common stock may not include in their individual income tax returns any of our net operating losses or capital losses. Our operating or capital losses would be carried over by us for potential offset against future income, subject to applicable limitations.

Sales of Our Common Stock.    Upon any taxable sale or other disposition of our common stock, a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes on the disposition of our common stock in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such REIT stock for tax purposes.

Gain or loss will be capital gain or loss. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the holder’s tax bracket.

Medicare Tax.    Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of our common stock and income from dividends paid on our common stock. U.S. holders are urged to consult their tax advisors regarding the Medicare tax.

Taxation of Non-U.S. Holders of Our Common Stock

The rules governing U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state and local income tax laws on ownership of our common stock, including any reporting requirements.

For most foreign investors, investment in a REIT that invests principally in mortgage loans and MBS is not the most tax-efficient way to acquire and manage, through our subsidiaries, such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments, with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the U.S.

Distributions.    Distributions by us to a non-U.S. holder of our common stock that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Although we do not expect to recognize any excess inclusion income, if we did recognize excess inclusion income that exceeds our undistributed REIT taxable income in a particular year, it would be allocated to our stockholders. See “—Our Taxation as a REIT—Taxable Mortgage Pools.” Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate. We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions, not designated as (or deemed to be) capital gain dividends, made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, with us evidencing eligibility for that reduced rate is filed with us; or

•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in our common stock will reduce the non-U.S. holder’s adjusted basis in our common stock and will not be subject to U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in our common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below. See “—Taxation of Non-U.S. Holders of Our Common Stock—Sales of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common stock constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “—Sales of Our Common Stock.” This withholding would apply even if a lower treaty rate applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

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the investment in our common stock is effectively connected with the non-U.S. holder’s trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

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the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980, which is referred to as “FIRPTA,” distributions to certain non-U.S. holders that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause such non-U.S. holders to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Such non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. Unless the non-U.S. holder is a “qualified shareholder” or a “qualified foreign pension fund” (each as defined below), we will be required to withhold and remit to the IRS 21% of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, 21% of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the 21% withholding tax will not apply to any capital gain dividend to the extent our common stock is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead, any capital gain dividend to such holder will be treated as a distribution of ordinary income subject to the rules discussed above under “—Distributions.” Also, the branch profits tax will not apply to such a distribution.

Sales of Our Common Stock.    Gain recognized by a non-U.S. holder upon the sale or exchange of our common stock generally would not be subject to U.S. taxation unless:

•

the investment in our common stock is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•

the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a tax home in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•

the non-U.S. holder is not a “qualified shareholder” or a “qualified foreign pension fund” and our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

Our common stock will not constitute a U.S. real property interest if we either are not a U.S. real property holding corporation or we are a domestically-controlled REIT. Whether we are a U.S. real property holding corporation will depend upon whether the fair market value of U.S. real property interests owned by us equals or exceeds 50% of the fair market value of these interests, any interests in real estate outside of the U.S., and our other trade and business assets. The term “U.S. real property interests” generally does not include mortgage loans or MBS. Even if we are a U.S. real property holding corporation, the disposition of our common stock will not be subject to FIRPTA if we are a domestically-controlled REIT. Generally, a REIT is domestically controlled if, at all times during a specified testing period, less than 50% of the value of its shares is held directly or indirectly by non-U.S. persons.

Because our common stock will be publicly traded, no assurance can be given that we are or will be a domestically-controlled REIT. Even if we were a U.S. real property holding corporation and were not a domestically-controlled REIT, a sale of common stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:

•	our common stock were “regularly traded” on an established securities market within the meaning of applicable U.S. Treasury regulations; and

•

the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of the applicable class of our stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

We believe that our common stock is currently treated as being regularly traded on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such case, under FIRPTA, the purchaser of common stock may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Qualified Shareholders.    Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, the portion of REIT distributions attributable to certain investors in a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the applicable class of our stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding. REIT distributions received by a “qualified shareholder” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax.

In addition, a sale of our stock by a “qualified shareholder” who holds such stock directly or indirectly (through one or more partnerships) generally will not be subject to U.S. federal income taxation under FIRPTA. As with distributions, the portion of amounts realized attributable to certain investors in a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the applicable class of our stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to U.S. federal income taxation and FIRPTA withholding on a sale of our stock.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the U.S. and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or Nasdaq markets, (ii) is a “qualified collective investment vehicle” (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (iii) is designated as such by the Secretary of the U.S. Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds.    Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA and thus will not be subject to special withholding rules under FIRPTA. REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax. In addition, a sale of our stock by a “qualified foreign pension fund” that holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the U.S., (ii) which is established by such country or an employer to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided or otherwise available to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Taxation of Tax-Exempt Holders of Our Common Stock

Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Code, the dividend and interest income from us generally will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Code. Although we do not expect to recognize any excess inclusion income, to the extent that we, or a part of us, or a disregarded subsidiary of ours, is a taxable mortgage pool, a portion of the dividends paid to a tax-exempt stockholders that is allocable to excess inclusion income may be subject to tax as UBTI. See “—Our Taxation as a REIT—Taxable Mortgage Pools.”

Notwithstanding the above, however, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Moreover, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in section 401(a) of the Code, is tax-exempt under section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•

it would not have qualified as a REIT but for section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•

either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). The restrictions on ownership contained in our charter may make it less likely that a pension trust would hold more than 25% of the value of our common stock or that a group of pension trusts each holding more than 10% of the value of our common stock would hold more than 50% of the value of our common stock. No assurance can be given, however, that we will not be a “pension-held REIT” because of ownership waivers or otherwise.

Backup Withholding Tax and Information Reporting

U.S. Holders of Our Common Stock.    In general, information-reporting requirements will apply to payments of dividends and interest on and payments of the proceeds of the sale of our common stock held by

U.S. holders, unless an exception applies. The payor is required to withhold tax on such payments if (i) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect. In addition, a payor of the dividends or interest on our common stock is required to withhold tax if (i) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in section 3406(c) of the Code, or (ii) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code. A U.S. holder that does not provide us with a correct TIN may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Some U.S. holders of our common stock, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder’s U.S. federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the IRS. The payor will be required to furnish annually to the IRS and to holders of our common stock information relating to the amount of dividends paid on our common stock, and that information reporting may also apply to payments of proceeds from the sale of our common stock. Some holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Non-U.S. Holders of Our Common Stock.    Generally, information reporting will apply to payments of interest and dividends on our common stock, and backup withholding described above for a U.S. holder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding as described above for U.S. holders unless the non-U.S. holder satisfies the requirements necessary to be an exempt non-U.S. holder or otherwise qualifies for an exemption. The proceeds of a disposition by a non-U.S. holder of our common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the U.S., then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker.

Applicable U.S. Treasury regulations provide presumptions regarding the status of a holder of our common stock when payments to such holder cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these U.S. Treasury regulations varies depending on the stockholder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

Additional Withholding Requirement.    Under sections 1471 through 1474 of the Code (such sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax will apply to dividends that we pay to certain foreign entities if such entities do not satisfy disclosure requirements related to U.S. accounts or ownership. Foreign entities must provide documentation evidencing compliance with or an exemption from FATCA, typically provided on IRS Form W-8BEN-E, to avoid this withholding tax. If a payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders and U.S. holders holding through foreign accounts or intermediaries should consult their tax advisors to determine the applicability of FATCA in light of their individual circumstances.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial, or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. The tax law informally known as the Tax Cuts and Jobs Act, or the TCJA, significantly changed the U.S. federal income tax laws applicable to businesses and their owners, including REITs and their stockholders. Additional technical corrections or other amendments to the TCJA or administrative guidance interpreting the TCJA may be forthcoming at any time. We cannot predict the long-term effect of the TCJA or any future law changes on REITs and their stockholders. Prospective investors are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common stock.

State, Local and Foreign Taxes

We and our stockholders may be subject to state, local or foreign taxation in various state, local or foreign jurisdictions, including those in which we or they transact business or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their tax advisors regarding the effect of state, local and foreign tax laws on an investment in our common stock.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives, the following respective numbers of shares of common stock.

Underwriters	Number of Shares
Credit Suisse Securities (USA) LLC
BofA Securities, Inc.
J.P. Morgan Securities LLC
JMP Securities LLC

Total	9,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares of common stock included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares of common stock in this offering (other than those covered by the underwriters’ option to purchase additional shares of common stock described below) if they purchase any of the common stock. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated under certain circumstances. Certain of the underwriters may offer and sell the shares through one or more of their affiliates or selling agents.

The underwriters are purchasing the shares of common stock at a price of $            per share, resulting in aggregate net proceeds to us of approximately $            before expenses, or approximately $             if the underwriters’ option to purchase additional shares is exercised in full. The underwriters propose to offer the shares of common stock for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriters and subject to the underwriters’ right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may do so by selling the shares to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the shares for whom they may act as agents or to whom they may sell as principal.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,350,000 additional shares of common stock at the same price per share set forth on the cover of this prospectus supplement. To the extent the option is exercised, each underwriter must purchase a number of additional shares of common stock approximately proportionate to that underwriter’s initial purchase commitment. Any common stock issued or sold under the option will be issued and sold on the same terms and conditions as the other shares of common stock that are the subject of this offering.

We have agreed that we will not, subject to certain exceptions, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any of our common stock or securities convertible into or exchangeable or exercisable for any of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC, for a period of 45 days after the date of this prospectus supplement.

Our directors and executive officers have agreed that they will not, subject to certain exceptions, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any common stock or securities convertible into or exchangeable or exercisable for our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions is to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge, or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Credit Suisse Securities (USA) LLC for a period of 45 days after the date of this prospectus supplement.

Credit Suisse Securities (USA) LLC, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

We estimate that our total expenses incurred in connection with this offering will be approximately $            .

Our common stock is traded on the NYSE under the symbol “CMO.”

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the option to purchase additional shares, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

•	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

•

Covering transactions involve purchases of shares either pursuant to the option to purchase additional shares or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares of our common stock. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Affiliates of the underwriters have been, may be, or are lenders under one or more of our reverse repurchase facilities, and we have entered into credit default and/or interest rate swaps with affiliates of the underwriters. In addition, the underwriters and their affiliates have been, may be, or are lenders to, and counterparties in securities, derivatives and other trading activities with, certain of our affiliates and us. In conjunction with services that affiliates of the underwriters have provided, may provide or are providing to us and our affiliates, commercial disputes may arise. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters or selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Hunton Andrews Kurth LLP. Certain tax matters will be passed upon for us by Hunton Andrews Kurth LLP. Certain legal matters related to the offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain Maryland law matters in connection with this offering will be passed upon for us by Hogan Lovells US LLP, Baltimore, Maryland.

EXPERTS

The consolidated financial statements of Capstead Mortgage Corporation appearing in Capstead Mortgage Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of Capstead Mortgage Corporation’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

Capstead Mortgage Corporation intends to offer and sell from time to time the securities described in this prospectus in any combination in one offering or multiple offerings.

We will provide the specific terms of any securities we may offer in a supplement to this prospectus that may add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement before deciding to invest in these securities.

The securities may be offered directly, through agents designated by us from time to time, or to or through underwriters or dealers, on a continuous or delayed basis. We may make any sales of our common stock under this prospectus, if any, on or through the facilities of the New York Stock Exchange, to or through a market maker, or to or through an electronic communications network, at market prices prevailing at the time of sale, or in any other manner permitted by law (including, without limitation, privately negotiated transactions). If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Our common stock is listed on the New York Stock Exchange under the symbol “CMO.” On December 4, 2017, the last reported sale price of our common stock as reported was $9.24 per share.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus for information regarding risks associated with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is December 5, 2017.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. An offer to sell these securities will not be made in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. We may sell, from time to time, in one or more offerings, any combinations of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any materials that we file with the SEC without charge at the public reference room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Capstead Mortgage Corporation, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at www.sec.gov.

We also make available free of charge on or through our internet website (www.capstead.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our securities, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to other documents that we file with the SEC. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of securities covered by this prospectus is complete:

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017; and

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•	our Current Reports on Form 8-K filed with the SEC on January 5, 2017, May 19, 2017 and October 23, 2017.

You may obtain copies of these documents at no cost by writing or telephoning us at the following address:

Investor Relations

Capstead Mortgage Corporation

8401 N. Central Expressway, Suite 800

Dallas, Texas 75225

(214) 874-2323

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning. Forward-looking statements are based largely on the expectations of management and, as discussed in our filings with the SEC, are subject to a number of risks and uncertainties including, but not limited to, the following:

•	changes in general economic conditions;

•	fluctuations in interest rates and levels of mortgage prepayments;

•	the effectiveness of risk management strategies;

•	the impact of differing levels of leverage employed;

•	liquidity of secondary markets and credit markets;

•	the availability of financing at reasonable levels and terms to support investing on a leveraged basis;

•	the availability of new investment capital;

•	the availability of suitable qualifying investments from both an investment return and regulatory perspective;

•

changes in market conditions as a result of federal corporate and individual income tax reform, federal government fiscal challenges and Federal Reserve monetary policy, including policy regarding its holdings of Agency and U.S. Treasury Securities;

•	deterioration in credit quality and ratings of existing or future issuances of Fannie Mae, Freddie Mac or Ginnie Mae securities;

•	changes in legislation or regulation affecting Fannie Mae, Freddie Mac, Ginnie Mae, the Federal Home Loan Bank system and similar federal government agencies and related guarantees;

•	changes in legislation or regulation affecting exemptions for mortgage REITs from regulation under the Investment Company Act of 1940;

•	other changes in legislation or regulation affecting the mortgage and banking industries; and

•	increases in costs and other general competitive factors.

In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties which could cause actual results to be significantly different from those expressed or implied by any forward-looking statements included herein. It is not possible to identify all of the risks, uncertainties and other

ii

factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Forward-looking statements speak only as of the date the statement is made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein.

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OUR COMPANY

We are a self-managed real estate investment trust, or REIT, formed in 1985 and based in Dallas, Texas. We earn income from investing in a leveraged portfolio of residential mortgage pass-through securities consisting almost exclusively of relatively short-duration adjustable-rate mortgage securities, referred to as ARM securities, issued and guaranteed by government-sponsored enterprises, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae. Residential mortgage pass-through securities guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae are referred to as Agency Securities and are considered to have limited, if any, credit risk because of federal government support. This strategy differentiates us from our peers because ARM loans underlying our investment portfolio can reset to more current interest rates within a relatively short period of time. This positions us to benefit from a potential recovery in financing spreads that typically contract during periods of rising interest rates and can result in smaller fluctuations in portfolio values compared to portfolios containing a significant amount of longer-duration ARM and fixed-rate mortgage securities. Duration is a common measure of market price sensitivity to interest rate movements. A shorter duration generally indicates less interest rate risk.

We and our qualified REIT subsidiaries have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and intend to continue to do so. As a result of this election, we and our qualified REIT subsidiaries are not taxed at the corporate level on taxable income distributed to stockholders, provided that certain REIT qualification tests are met. Certain of our affiliates, which may be consolidated with us for financial reporting purposes, may not be consolidated for federal income tax purposes because such entities may elect taxable REIT subsidiary tax status. All taxable income of any such taxable REIT subsidiaries would be subject to federal, state or local income taxes, where applicable.

Our principal executive offices are located at 8401 N. Central Expressway, Suite 800, Dallas, Texas 75225. Our telephone number is (214) 874-2323. Our website is http://www.capstead.com. The contents of our website are not a part of this prospectus. Our shares of common stock are traded on the New York Stock Exchange, or the “NYSE,” under the symbol “CMO.”

RISK FACTORS

An investment in our securities involves various risks. Before you decide to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and subsequent filings under the Exchange Act, the other information contained in this prospectus, and the risk factors and other information contained in the applicable prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we expect to use the net proceeds from the sale of these securities for general corporate purposes, including, without limitation, repayment of maturing obligations, financing future portfolio acquisitions, capital expenditures and working capital. Pending any such uses, we may invest the net proceeds from the sale of any stock offered pursuant to this prospectus supplement in short-term investments, or may use the net proceeds to reduce short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of net income to fixed charges and the ratios of net income to combined fixed charges and preferred stock dividends for each of the periods indicated:

	Nine Months Ended September 30, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of net income to fixed charges	1.55:1	1.72:1	2.15:1	2.91:1	2.68:1	3.10:1
Ratio of net income to combined fixed charges and preferred stock dividends	1.38:1	1.52:1	1.85:1	2.45:1	1.79:1	2.44:1

DESCRIPTION OF OUR CAPITAL STOCK

General

We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter and our bylaws. The following is a summary of the material provisions of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Authorized Stock

Our charter provides that we may issue up to 250 million shares of voting common stock, par value $0.01 per share, and 100 million shares of preferred stock, par value $0.10 per share, of which 16,329,039 shares have been classified as Series E Preferred Stock.

Power to Issue Additional Shares of Our Common Stock and Preferred Stock

We believe that the power of our board of directors, without stockholder approval, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue an additional class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Ownership and Transfer

Our charter provides that if our board of directors determines in good faith that the direct or indirect ownership of our stock has or may become concentrated to an extent which would cause us to fail to qualify or be qualified as a REIT under Sections 856(a)(5) or (6) of the Code, or similar provisions of successor statutes, we may redeem or repurchase any number of shares of common stock and/or preferred stock sufficient to maintain or bring such ownership into conformity with the Code and may refuse to transfer or issue shares of common stock and/or preferred stock to any person whose acquisition would result in our being unable to conform with the requirements of the Code. In general, Code Sections 856(a)(5) and (6) provide that, as a REIT, we must have at least 100 beneficial owners for 335 days of each taxable year and that we cannot qualify as a REIT if, at any time during the last half of our taxable year, more than 50% in value of our outstanding stock is owned, directly or indirectly, by or for not more than five individuals. In addition, our charter provides that we may redeem or refuse to transfer any shares of our capital stock to the extent necessary to prevent the imposition of a penalty tax as a result of ownership of those shares by certain disqualified organizations, including governmental bodies and tax-exempt entities that are not subject to tax on unrelated business taxable income. The redemption or purchase price for those shares shall be equal to the fair market value of those shares as reflected in the closing sales price for those shares if then listed on a national securities exchange, or the average of the closing sales prices for those shares if then listed on more than one national securities exchange, or if those shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter on the last business day for which closing prices are available immediately preceding the day on which notices of such acquisitions are sent or, if no such closing sales prices or quotations are available, then the net asset value of those shares as determined by our board of directors in accordance with the provisions of applicable law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and preferred stock is Wells Fargo Shareholder Services.

DESCRIPTION OF OUR COMMON STOCK

The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion or exchange of our debt securities or preferred stock or upon the exercise of warrants to purchase our common stock.

All shares of our common stock covered by this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or classes of preferred stock.

Subject to the provisions of our charter regarding the restrictions on transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a plurality of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of the charter regarding the restrictions on transfer of stock, shares of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter generally reduces the stockholder vote required for these matters to a majority of the total number of shares of all classes outstanding and entitled to vote thereon. Additionally, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary of a corporation can transfer all of its assets without a vote of the corporation’s stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

DESCRIPTION OF OUR PREFERRED STOCK

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. As of the date hereof, we have 10,329,039 shares of our preferred stock outstanding, consisting entirely of Series E Preferred Stock (out of a total authorized class of 16,329,039 shares of Series E Preferred Stock). Our preferred stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The prospectus supplement relating to the series of preferred stock offered by that supplement will describe the specific terms of those securities, including:

•	the title and stated value of that preferred stock;

•	the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on that preferred stock will accumulate;

•	the voting rights applicable to that preferred stock;

•	the procedures for any auction and remarketing, if any, for that preferred stock;

•	the provisions for a sinking fund, if any, for that preferred stock;

•	the provisions for redemption including any restriction thereon, if applicable, of that preferred stock;

•	any listing of that preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which that preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation of the conversion price) and conversion period;

•	a discussion of federal income tax considerations applicable to that preferred stock;

•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

in addition to those limitations described above under “Description of Capital Stock — Restrictions on Ownership and Transfer,” any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank Within Our Capital Structure

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:

•

senior to all classes or series of common stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•

on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•

junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends

Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our preferred stock will be entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us, at rates and on dates as will be set forth in the applicable prospectus supplement.

Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of that series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on such series or class are declared or paid for any future period.

If any shares of preferred stock of any series or class are outstanding, no dividends may be authorized or paid or set apart for payment on the preferred stock of any other series or class ranking, as to dividends, on a parity with or junior to the preferred stock of that series or class for any period unless:

•

the series or class of preferred stock has a cumulative dividend, and full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for payment on the preferred stock of that series or class for all past dividend periods and the then current dividend period; or

•

the series or class of preferred stock does not have a cumulative dividend, and full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for the payment on the preferred stock of that series or class.

When dividends are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends authorized on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that preferred stock shall be authorized pro rata so that the amount of dividends authorized per share on the preferred stock of that series or class and other series or class of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the shares of preferred stock of that series or class (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend) and that other series or class of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of that series or class that may be in arrears.

Redemption

We may have the right or may be required to redeem one or more series of preferred stock, in whole or in part, in each case upon the terms, if any, and at the time and at the redemption prices set forth in the applicable prospectus supplement.

If a series of preferred stock is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid dividends, except in the case of noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

Upon any voluntary or involuntary liquidation or dissolution of us or winding up of our affairs, then, before any distribution or payment will be made to the holders of common stock or any other series or class of stock ranking junior to any series or class of the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of that series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid on the preferred stock (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.

If, upon any voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock of ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other classes or series of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of any series or class of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

Holders of preferred stock will not have any voting rights, except as provided for in the Articles Supplementary establishing a series or class of preferred stock and as described in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include:

•	the number of shares of common stock into which the preferred stock is convertible;

•	the conversion price (or manner of calculation of the conversion price);

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of the preferred stock or us,

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of the preferred stock.

Series E Preferred Stock

Our board of directors has classified 16,329,039 shares of our Preferred Stock as Series E Preferred Stock, of which 10,329,039 are currently outstanding. The Series E Preferred Stock generally provides for the following rights, preferences and obligations.

Maturity

The Series E Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series E Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Change of Control Conversion Right.” We are not required to set apart for payment the funds to redeem the Series E Preferred Stock.

Ranking

The Series E Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series E Preferred Stock, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series E Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (please see the section entitled “—Limited Voting Rights” below); and

(4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock, if any) and to the indebtedness of our existing subsidiaries and any future subsidiaries.

Dividends

Holders of shares of the Series E Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.50% of the $25.00 per share liquidation preference per annum (equivalent to $1.875 per annum per share). Dividends on the Series E Preferred Stock shall accumulate daily and be cumulative from, and including, the date of original issue and shall be payable quarterly in arrears on the 15th day of each January, April, July and October (each, a “dividend payment date”) with respect to the immediately preceding dividend period; provided that if any dividend payment date is not a business day, as defined in the Articles Supplementary, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series E Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records for the Series E Preferred Stock at the close of business on the applicable record date, which shall be the last day of the calendar quarter, whether or not a business day, immediately preceding the applicable dividend payment date (each, a “dividend record date”).

No dividends on shares of Series E Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series E Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series E Preferred Stock which may be in arrears, and holders of the Series E Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series E Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Unless full cumulative dividends on the Series E Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series E Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set apart for payment upon shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series E Preferred Stock as to dividends or upon liquidation. Nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series E Preferred Stock as to dividends or upon liquidation. In addition, any shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series E Preferred Stock as to dividends or upon liquidation shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series E Preferred Stock as to dividends and upon liquidation and except for transfers made pursuant to the provisions of our charter relating to restrictions on transfer and ownership of our capital stock). The foregoing shall not, however, prevent the purchase or acquisition by us of shares of any class or series of stock pursuant to the provision of Article VIII of our charter relating to restrictions on transfer and ownership or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series E Preferred Stock and any preferred stock that we may issue ranking on parity with the Series E Preferred Stock as to dividends or upon liquidation.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series E Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to dividends with the Series E Preferred Stock, all dividends declared upon the Series E Preferred Stock and such other series of preferred stock shall be declared pro rata so that the amount of dividends declared per share of Series E Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series E Preferred Stock and such other series of preferred stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series E Preferred Stock which may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series E Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our stock we may issue ranking senior to the Series E Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our stock we may issue that ranks junior to the Series E Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series E Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series E Preferred Stock in the distribution of assets, then the holders of the Series E Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series E Preferred Stock will be entitled to written notice of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).

Redemption

The Series E Preferred Stock is not redeemable by us prior to May 13, 2018, except as described below under “—Special Optional Redemption Upon Change of Control” and except that, as provided in our charter, we may purchase or redeem shares of the Series E Preferred Stock prior to that date in order to preserve our qualification as a REIT. Please see the section entitled “Description of Our Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Optional Redemption. On and after May 13, 2018, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series E Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Special Optional Redemption Upon Change of Control. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series E Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series E Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series E Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “—Change of Control Conversion Right” with respect to the shares called for redemption.

A “Change of Control” is deemed to occur when, after the original issuance of the Series E Preferred Stock, the following have occurred and are continuing:

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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or the Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Redemption Procedures. In the event we elect to redeem Series E Preferred Stock, the notice of redemption will be mailed to each holder of record of Series E Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records and will state the following:

•	the redemption date;

•	the number of shares of Series E Preferred Stock to be redeemed;

•	the redemption price;

•	the place or places where certificates (if any) for the Series E Preferred Stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption Upon Change of Control”;

•

if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•

if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series E Preferred Stock being so called for redemption will not be able to tender such shares of Series E Preferred Stock for conversion in connection with the Change of Control and that each share of Series E Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date (as defined below), for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If less than all of the Series E Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series E Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series E Preferred Stock, except as to the holder to whom notice was defective or not given.

Holders of shares of Series E Preferred Stock to be redeemed shall surrender the Series E Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series E Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption in trust for the benefit of the holders of the shares of Series E Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series E Preferred Stock, those shares of Series E Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series E Preferred Stock is to be redeemed, the Series E Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine but that will not result in the automatic transfer of any shares of Series E Preferred Stock to a trust as described below under “—Restrictions on Transfer and Ownership.”

Immediately prior to any redemption of Series E Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series E Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series E Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series E Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series E Preferred Stock shall be redeemed unless all outstanding shares of Series E Preferred Stock are simultaneously redeemed, and we shall not purchase or otherwise acquire directly or indirectly any shares of Series E Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series E Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series E Preferred Stock to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series E Preferred Stock.

Subject to applicable law, we may purchase shares of Series E Preferred Stock in the open market, by tender or by private agreement. Any shares of Series E Preferred Stock that we acquire may be retired and re-classified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Change of Control Conversion Right

Upon the occurrence of a Change of Control, each holder of Series E Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series E Preferred Stock held by such holder as described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption Upon Change of Control,” in which case such holder will have the right only with respect to shares of Series E Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series E Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series E Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series E Preferred Stock plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series E Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and

•	3.81388 (the “Share Cap”), subject to certain adjustments as described below.

Anything in the Articles Supplementary to the contrary notwithstanding and except as otherwise required by law, the persons who are the holders of record of shares of Series E Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series E Preferred Stock to be converted.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series E Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series E Preferred Stock will receive upon conversion of such shares of the Series E Preferred Stock, the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”); the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional shares of our common stock upon the conversion of the Series E Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all shares of Series E Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series E Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series E Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series E Preferred Stock, holders will not be able to convert the shares of Series E Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series E Preferred Stock;

•	the name and address of the paying agent, transfer agent and conversion agent for the Series E Preferred Stock;

•

the procedures that the holders of Series E Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

•	the last date on which holders of Series E Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we also will issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series E Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Series E Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series E Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series E Preferred Stock held in book-entry form through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series E Preferred Stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series E Preferred Stock to be converted; and

•	that the shares of the Series E Preferred Stock are to be converted pursuant to the applicable provisions of the Series E Preferred Stock.

The “Change of Control Conversion Date” is the date the Series E Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series E Preferred Stock.

The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

Holders of Series E Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn shares of Series E Preferred Stock;

•	if certificated Series E Preferred Stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of Series E Preferred Stock; and

•	the number of shares of Series E Preferred Stock, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any shares of Series E Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

Series E Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series E Preferred Stock, as described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption Upon Change of Control,” in which case only the shares of Series E Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series E

Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series E Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption Upon Change of Control,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of shares of the Series E Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series E Preferred Stock, no holder of Series E Preferred Stock will be entitled to convert such shares of the Series E Preferred Stock into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in our charter. Please see the section entitled “—Restrictions on Ownership and Transfer.”

The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.

Except as provided above in connection with a Change of Control, the Series E Preferred Stock is not convertible into or exchangeable for any other securities or property.

Limited Voting Rights

Holders of the Series E Preferred Stock will not have any voting rights, except as set forth below.

Whenever dividends on any shares of Series E Preferred Stock are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock we have issued or may issue upon which like voting rights have been conferred and are exercisable and with which the Series E Preferred Stock is entitled to vote as a class with respect to the election of those two directors), and the holders of Series E Preferred Stock, voting as a single class with all other classes or series of preferred stock we have issued or may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series E Preferred Stock in the election of those two directors will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series E Preferred Stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series E Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders), and at each subsequent annual meeting until all dividends accumulated on the Series E Preferred Stock for all past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment. In that case, the right of holders of the Series E Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of the Series E Preferred Stock shall immediately terminate and the number of directors constituting the board of directors shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series E Preferred Stock (voting together as a separate class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series E Preferred Stock in the election of such directors) pursuant to these voting rights exceed two.

If a special meeting is not called by us within 30 days after request from the holders of Series E Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series E Preferred Stock may designate a holder to call the meeting at our expense.

On each matter on which holders of Series E Preferred Stock are entitled to vote, each share of Series E Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our preferred stock have the right to vote with the Series E Preferred Stock as a single class on any matter, the Series E Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).

So long as any shares of Series E Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series E Preferred Stock outstanding at the time, voting together as a single class with all series of Preferred Stock ranking on a parity with the Series E Preferred Stock that we may issue and upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting, (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series E Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series E Preferred Stock and, provided further, that any increase in the amount of the authorized common stock or preferred stock, including the Series E Preferred Stock, or the creation or issuance of any additional Series E Preferred Stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series E Preferred Stock that we may issue with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Notwithstanding the foregoing, holders of any parity preferred stock shall not be entitled to vote together as a class with the holders of Series E Preferred Stock on any amendment, alteration or repeal of our charter unless such action affects the holders of the Series E Preferred Stock and such parity preferred stock equally.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the articles supplementary, the Series E Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series E Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series E Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series E Preferred Stock. We will use our best effort to mail (or otherwise provide) the information to the holders of the Series E Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Preemptive Rights

No holders of the Series E Preferred Stock will, as holders of Series E Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.

Book-Entry Procedures

DTC will act as securities depositary for the Series E Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series E Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for shares of Series E Preferred Stock, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series E Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series E Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series E Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series E Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series E Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series E Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series E Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series E Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action which a holder is entitled to take under our charter (including the Articles Supplementary), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series E Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series E Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series E Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series E Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series E Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series E Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series E Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series E Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series E Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series E Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

DESCRIPTION OF OUR DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The forms of indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depository will be;

•	the maturity date;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special United States federal income tax considerations applicable to the debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities not inconsistent with the applicable indentures.

We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as “original issue discount” securities. If material or applicable, we will describe in the applicable prospectus supplement special US federal income tax, accounting and other considerations applicable to original issue discount securities.

Consolidation, Merger or Sale

Under the terms of the indentures, we would be generally permitted to consolidate or merge with another company. We would be also permitted to sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to another company. However, we would not be able to take any of these actions unless the following conditions are met:

•

if we merge out of existence or sell our assets, the other company must be an entity organized under the laws of one of the states of the United States or the District of Columbia or under United States federal law and must agree to be legally responsible for our debt securities; and

•	immediately after the merger, sale of assets or other transaction, we may not be in default on the debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay the principal or any premium on a debt security when due, for more than a specified number of days past the due date;

•	if we fail to pay interest on a debt security when due, for more than a specified number of days past the due date;

•	if we fail to deposit any sinking fund payment when due, for more than a specified number of days past the due date;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee;

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	changing the stated maturity of the principal or interest on a series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	changing the currency of payment on a debt security;

•	impair your right to sue for payment;

•	modify the subordination provisions, if any, in a manner that is adverse to you;

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment; or

•	modify any of the foregoing provisions.

Certain Covenants

The indentures contain certain covenants requiring us to take certain actions and prohibiting us from taking certain actions, including the following:

•	we must maintain a paying agent in each place of payment for the debt securities;

•	we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence; and

•	we will cause all properties used or useful in the conduct of our business to be maintained and kept in good condition.

Any additional or different covenants or modifications to the foregoing covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Redemption

The indentures provide that the debt securities of any series that are redeemable may be redeemed at any time at our option, in whole or in part. Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Discharge, Defeasance and Covenant Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the debt securities; and

•	to replace mutilated, destroyed, lost or stolen debt securities.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the debt securities may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Conversion and Exchange of Securities

The terms and conditions, if any, upon which any debt securities are convertible or exchangeable into debt securities, common stock, preferred stock or other securities or property will be set forth in the applicable prospectus supplement relating thereto. Such terms will include:

•	whether such debt securities are convertible or exchangeable into debt securities, common stock, preferred stock or other securities or property;

•	the conversion price (or manner of calculation thereof);

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders or us;

•	the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities; and

•	any restrictions on conversion, including restrictions directed at maintaining our REIT status.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to senior indebtedness.

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded.

By reason of such subordination, if we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior or subordinated indebtedness.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF OUR WARRANTS

This section describes the general terms and provisions of our securities warrants. The applicable prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those securities warrants.

We may issue securities warrants for the purchase of our debt securities, preferred stock, or common stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of securities warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of securities warrants will describe the terms of those securities warrants, including, where applicable:

•	the aggregate number of the securities covered by the warrant;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrant;

•	the exercise price for our debt securities, the amount of debt securities upon exercise you will receive, and a description of that series of debt securities;

•	the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise;

•	the expiration date for exercising the warrant;

•	the minimum or maximum amount of warrants that may be exercised at any time;

•	a discussion of U.S. federal income tax consequences; and

•	any other material terms of the securities warrants.

After the warrants expire they will become void. The prospectus supplement will describe how to exercise securities warrants. A holder must exercise warrants for our preferred stock or common stock through payment in U.S. dollars. All securities warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the securities warrants.

Until a holder exercises warrants to purchase our debt securities, preferred stock, or common stock, that holder will not have any rights as a holder of our debt securities, preferred stock, or common stock by virtue of ownership of warrants.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. We expect that The Depository Trust Company will serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented by that security, a global security may not be transferred except as a whole by the depository for the global security to a nominee of that depository or by a nominee of that depository to that depository or another nominee of that depository or by the depository or any nominee of that depository to a successor depository or a nominee of that successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the provisions described below will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by that global security to the accounts of persons that have accounts with such depository, who are called “participants.” Those accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through those participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, that depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security for all purposes under the applicable indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders of that security under the applicable indenture or other instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing those securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of those securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security for those securities as shown on the records of that depository or its nominee. We also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of these participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of that series in exchange for the global security representing that series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to those securities, determine not to have any securities of that series represented by one or more global securities and, in that event, will issue individual securities of that series in exchange for the global security or securities representing that series of securities.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following is a summary of certain provisions of Maryland law and of our charter and bylaws. Copies of our charter and bylaws are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The Board of Directors

Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL nor more than 25. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors.

Pursuant to our charter, each member of our board of directors will serve one year terms and until their successors are elected and qualified. Holders of shares of our common stock will have no right to cumulative voting in the election of directors.

Consequently, at each annual meeting of stockholders at which our board of directors is elected, the holders of a plurality of the shares of our common stock will be able to elect all of the members of our board of directors.

Business Combinations

Maryland law prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications, and the receipt from the corporation of certain financial benefits, in each case involving interested stockholders or their affiliates. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of common stock, voting together as a single group; and

•

two-thirds of the votes entitled to be cast by holders of the common stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if certain fair price requirements set forth in the MGCL are satisfied.

The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder. Under the statute, a board of directors may adopt a resolution opting generally or partially out of this statute. Our Board of Directors has not taken any action to opt out of this statute.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation. Under this statute, our charter or by-laws may provide for a general or partial opt-out from this statute, but our charter and by-laws do not so provide.

MGCL Title 3, Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removal of a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a requirement that the holders of at least a majority of all votes entitled to be cast request a special meeting of stockholders.

Through an unrelated provision of Maryland law, our by-laws impose a majority requirement for the calling of a special meeting of stockholders. Under Subtitle 8, the charter may contain a provision or the board of directors may adopt a provision that prohibits the corporation from electing to be subject to any or all of these provisions. The Corporation is not subject to such a prohibition.

Amendment to Our Charter

Our charter may be amended only if declared advisable by the board of directors and approved by the affirmative vote of the holders of at least a majority of all of the votes entitled to be cast on the matter.

Dissolution of Our Company

The dissolution of our company must be declared advisable by the board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•	with respect to an annual meeting of stockholders, the only business to be considered and the only proposals to be acted upon will be those properly brought before the annual meeting:

•	pursuant to our notice of the meeting;

•	by, or at the direction of, a majority of our board of directors; or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws;

•	with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders unless otherwise provided by law; and

•	nominations of persons for election to our board of directors at any annual or special meeting of stockholders may be made only:

•	by, or at the direction of, our board of directors; or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of Maryland law that apply to us, the ability of our board to make certain elections under Maryland law, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Indemnification and Limitation of Directors’ and Officers’ Liability

Our charter provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by the MGCL, as amended from time to time.

The MGCL permits a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation (other than for expenses incurred in a successful defense of such an action) or for a judgment of liability on the basis that personal benefit was improperly received. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

Our bylaws also obligate us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described in second and third bullet points above and to any employee or agent of our company or a predecessor of our company.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

The following discussion is a summary of the material federal income tax considerations that may be relevant to a prospective holder of securities, and, unless otherwise noted in the following discussion, expresses the opinion of Andrews Kurth Kenyon LLP insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters. The discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as insurance companies, financial institutions or broker-dealers, tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders”), passive foreign investment companies or controlled foreign corporations, persons who are not citizens or residents of the United States (except to the limited extent discussed in “— Taxation of Non-U.S. Holders”), investors who hold or will hold securities as part of hedging or conversion transactions, investors subject to federal alternative minimum tax, investors that have a principal place of business or “tax home” outside the United States, investors whose functional currency is not the United States dollar, U.S. expatriates, investors subject to special rules under Code Section 897, persons who mark-to-market our securities, subchapter S corporations, regulated investment companies and REITs, and persons who receive our securities through the exercise of employee stock options or otherwise as compensation. This summary assumes that stockholders will hold the securities as capital assets.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our securities, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our securities, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our securities by the partnership. The following section addresses the treatment of a U.S. holder that holds our stock; the treatment of a U.S. holder that holds our debt securities is discussed below under “—Holders of Debt Securities.”

The statements of law in this discussion and the opinion of Andrews Kurth Kenyon LLP are based on current provisions of the Code, existing temporary and final Treasury regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes. We have not received any rulings from the Internal Revenue Service (the “IRS”) concerning our qualification as a REIT. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any tax consequences described below

We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, we urge you to consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election and regarding potential changes in applicable tax laws.

Taxation of Our Company

We are currently taxed as a REIT under the federal income tax laws. We believe that we are organized and operate in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to continue to qualify as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its investors. These laws are highly technical and complex.

Andrews Kurth Kenyon LLP has acted as our counsel in connection with the filing of the registration statement of which this prospectus is a part. In the opinion of Andrews Kurth Kenyon LLP for the taxable years beginning September 5, 1985, and ending December 31, 2016, we qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and our organization and present and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware that Andrews Kurth Kenyon LLP’s opinion is based upon customary assumptions, is conditioned upon the accuracy of certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business, and is not binding upon the Internal Revenue Service (“IRS”) or any court. In addition, Andrews Kurth Kenyon LLP’s opinion is based on existing federal income tax law governing qualification as a REIT as of the date of the opinion, which is subject to change either prospectively or retroactively. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests include the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Andrews Kurth Kenyon LLP has reviewed those matters in connection with the foregoing opinion, Andrews Kurth Kenyon LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Andrews Kurth Kenyon LLP’s opinion will not foreclose the possibility that we may have to use one or more REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

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We will pay federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	Under certain circumstances, we may be subject to the “alternative minimum tax” on items of tax preference.

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We will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property.

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We will pay a 100% tax on net income (including any foreign currency gain) from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability.

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If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% nondeductible excise tax on the excess of this required distribution over the sum of the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case a U.S. holder, as defined below under “—Taxation of U.S. Holders,” would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that a timely designation of such gain is made by us to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

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If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during a specified period after we acquire such asset. The amount of gain on which we will pay tax generally is the lesser of: (1) the amount of gain that we recognize at the time of the sale or disposition; or (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

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We will incur a 100% excise tax on certain transactions with a taxable REIT subsidiary (“TRS”) that are not conducted on an arm’s-length basis and we will incur such 100% excise tax if it is determined we have been undercharged for certain services provided by a TRS.

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If we fail to satisfy certain asset tests, described below under “ —Asset Tests” and nonetheless continue to qualify as a REIT because we meet certain other requirements, we will be subject to a tax of the greater of $50,000 or at the highest corporate rate on the income generated by the non-qualifying assets.

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We may be subject to a $50,000 tax for each failure if we fail to satisfy certain REIT qualification requirements, other than income tests or asset tests, and the failure is due to reasonable cause and not willful neglect.

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If we recognize excess inclusion income and have stockholders who are “disqualified organizations,” we may have to pay tax at the highest corporate rate on the portion of the excess inclusion income allocable to the stockholders that are disqualified organizations. See “ —Taxable Mortgage Pools” below.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any TRS in which we own an interest will be subject to federal and state corporate income tax on its taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets the following requirements:

1.	it is managed by one or more trustees or directors;

2.	its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest;

3.	it would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws;

4.	it is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

5.	at least 100 persons are beneficial owners of its shares or ownership certificates;

6.

no more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include certain entities, during the last half of each taxable year;

7.

it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8.	it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws;

9.	it meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

10.	it has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year, must meet requirement 10 at the close of each taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding shares of our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We have issued sufficient stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of the stock are described in “Description of Our Capital Stock — Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such stock ownership requirements. If we fail to satisfy these stock ownership requirements, our qualification as a REIT may terminate.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement 6 above, we will be treated as having met the requirement.

In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described in this section, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of that subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. Similarly, any wholly owned limited liability company or certain wholly owned partnerships that we own will be disregarded, and all assets, liabilities and items of income, deduction and credit of such limited liability company will be treated as ours.

In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (as described below under “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we own or will acquire an interest, directly or indirectly, are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Subject to restrictions on the value of TRS securities held by the REIT, a REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation. The TRS and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will be automatically treated as a TRS. Overall, no more than 25% (20% with respect to taxable years beginning before July 31, 2008 and after December 31, 2017) of the value of a REIT’s assets may consist of TRS securities. See “— Taxable REIT Subsidiaries.”

Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

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income derived from the temporary investment of new capital or “qualified temporary investment income,” that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such new capital; and

•	income and gain derived from foreclosure property, as defined below under “Foreclosure Property.”

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of dividends and interest, gain from the sale or disposition of stock or securities, income from certain hedging transactions, or any combination of these. Gross income from the sale of any property that we hold primarily for sale to customers in the ordinary course of business is excluded from both income tests. In addition, income and gain from “hedging transactions,” as defined in “—Hedging Transactions,” that we enter into or have entered into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test and the 75% gross income test. Rules similar to those applicable to income from “hedging transactions” apply to income arising from transactions that we enter into or have entered into primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive from any real property that we might own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person but may be based on a fixed percentage or percentages of gross receipts or gross sales.

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Second, neither we nor a direct or indirect owner of 10% or more of our shares of stock may own, actually or constructively, 10% or more by vote or by value of a tenant other than a TRS from whom we receive rent.

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Third, if the rent attributable to personal property leased in connection with a lease of any real property that we might own exceeds 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as “rents from real property.” If rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property.

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Fourth, we generally must not operate or manage any real property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated, from whom we do not derive revenue, and who does not, directly or through its stockholders, own more than 35% of our shares of stock, taking into consideration the applicable ownership attribution rules. However, we need not provide services through an “independent contractor,” but instead may provide services directly to any such tenants, if the services are “usually or customarily rendered” in the geographic area in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to tenants without tainting our rental income from the related properties. See “— Taxable REIT Subsidiaries.”

Interest. The term “interest,” as defined for purposes of both the 75% and 95% gross income tests, generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends or other taxable distributions received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

COD Income. From time-to-time, we and our subsidiaries may recognize cancellation of indebtedness income (“COD income”) in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including any foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We do not own assets that are held primarily for sale to customers. There are safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we or our subsidiaries will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify for purposes of the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on an indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the REIT had no intent to evict or foreclose or the REIT did not know or have reason to know that default would occur; and

•	for which such REIT makes a proper election to treat such property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on such property, other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent; or

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which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or, for taxable years beginning after December 31, 2015, through a TRS.

As a result of the rules with respect to foreclosure property, if a lessee defaults on its obligations under a percentage lease, we terminate the lessee’s leasehold interest, and we are unable to find a replacement lessee for the property within 90 days of such foreclosure, gross income from operations conducted by us from such property could cease to qualify for the 75% and 95% gross income tests unless we are able to hire an independent contractor or, for taxable years beginning after December 31, 2015, use a TRS to manage and operate the property. In such event, we might be unable to satisfy the 75% and 95% gross income tests and, thus, might fail to qualify as a REIT.

Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. To the extent that we enter into hedging transactions, income arising from “clearly identified” hedging transactions that are entered into by the REIT in the normal course of business, either directly or through certain subsidiary entities, to manage the risk of interest rate movements, price changes, or currency fluctuations with respect to borrowings or obligations incurred or to be incurred by the REIT to acquire or carry real estate assets is excluded from the 95% income test and the 75% income test. In general, for a hedging transaction to be “clearly identified,” (A) the transaction must be identified as a hedging transaction before the end of the day on which it is entered into, and (B) the items or risks being hedged must be identified “substantially contemporaneously” with the hedging transaction, meaning that the identification of the items or risks being hedged must generally occur within 35 days after the date the transaction is entered into.

Rules similar to those applicable to income from hedging transactions, discussed above, apply to income arising from transactions that are entered into by the REIT primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). In addition, for taxable years ending after December 31, 2015, similar rules apply to income from positions that primarily manage risk with respect to a prior hedge entered into by a REIT in connection with the extinguishment or disposal (in whole or in part) of the liability or asset related to such prior hedge, to the extent the new position qualifies as a hedge or would so qualify if the hedge position were ordinary property. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. The REIT income and asset rules may limit our ability to hedge loans or securities acquired as investments.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

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following our identification of the failure to meet one or both gross income tests for a taxable year, a description of each item of our gross income included in the 75% or 95% gross income tests is set forth in a schedule for such taxable year filed as specified by Treasury regulations.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:

•	First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property or, for taxable years beginning after December 31, 2015, on interests in real property;

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for taxable years beginning after December 31, 2015, interests in mortgages on both real and personal property where the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

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for taxable years beginning after December 31, 2015, personal property to the extent that rents attributable to such personal property are treated as rents from real property under the income test, as discussed above under “Rents From Real Property”;

•	for taxable years beginning after December 31, 2015, debt issued by publicly traded REITs;

•	stock in other REITs; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term.

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Second, except with respect to a TRS, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

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Third, except with respect to TRS, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities or the 10% vote test or the 10% value test, respectively.

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Fourth, no more than 25% (20% with respect to taxable years beginning before July 31, 2008 and after December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs.

•	Fifth, no more than 25% of the value of our total assets may consist of certain debt issued by publicly traded REITs.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, or equity interests in a partnership.

For purposes of the 10% value test, the term “securities” does not include:

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“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non “straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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A contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	A contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument of an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

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Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Income Tests.”

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our assets to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will have to value our investment in our other assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements (including a discrepancy caused solely by the change in the foreign currency exchange rate used to value a foreign asset) arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the second or third asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of Treasury and (iii) pay a tax equal to the greater of $50,000 or the highest rate of federal corporate income tax of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

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the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federalphil income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration. Any dividends declared in the last three months of the taxable year, payable to stockholders of record on a specified date during such period, will be treated as paid on December 31 of such year if such dividends are distributed during January of the following year.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following such calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “— Taxation of Taxable U.S. Holders of Stock.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses, and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In addition, we may not deduct recognized net capital losses from our “REIT taxable income.” As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.

We may satisfy the REIT annual distribution requirements by making taxable distributions of our stock. In accordance with guidance issued by the IRS, a publicly traded REIT should generally be eligible to treat a distribution of its own stock as fulfilling its REIT distribution requirements if each stockholder is permitted to elect to receive his or her distribution in either cash or stock of the REIT (even where there is a limitation on the percentage of the distribution payable in cash, provided that the limitation is at least 20%), subject to the satisfaction of certain guidelines. If too many stockholders elect to receive cash, each stockholder electing to receive cash generally must receive a portion of his or her distribution in cash (with the balance of the distribution paid in stock). If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the distribution paid in stock generally will be a taxable distribution in an amount equal to the amount of cash that could have been received instead of stock. As a result, a U.S. holder (as defined below) may be required to pay tax with respect to such dividends in excess of any cash received. With respect to non-U.S. holders (as defined below), we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

For taxable years beginning on or before December 31, 2014, in order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not have been “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. For taxable years beginning after December 31, 2014, preferential dividends are generally not excluded from our distribution requirement.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of stock. We intend to comply with such requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Income Tests” and “—Asset Tests.”

If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax on our taxable income at regular corporate rates and any applicable alternative minimum tax. In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders with respect to our stock. In fact, we would not be required to distribute any amounts to stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as regular corporate dividends. The excess inclusion income rules (which are described under “Taxable Mortgage Pools” below) would not apply to the distributions we make. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and individual and certain non corporate trust and estate stockholders may be eligible for the reduced maximum U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Tax-Exempt Entities or Accounts

Tax-exempt entities or accounts, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation, thus typically dividends received by such entities are not subject to taxation when received. However, these entities or accounts are subject to taxation on any unrelated business taxable income generated. While many investments in real estate generate unrelated business taxable income, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income.

However, if a tax-exempt stockholder were to finance its acquisition of our stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, if we are a “pension-held REIT,” a qualified employee pension or profit sharing trust that owns more than 10% of our shares of stock by value is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. That percentage is equal to the gross income that we derive from an unrelated trade or business, if any, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of stock only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “— Requirements for Qualification” above); and

•

either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

The ownership and transfer restrictions in our charter reduce the risk that we may become a “pension-held REIT.”

A tax-exempt entity may also be required to treat any excess inclusion income as unrelated business taxable income as described in “—Taxable Mortgage Pools.”

Taxation of U.S. Holders

The term “U.S. holder” means a holder of our securities that for U.S. federal income tax purposes is a “U.S. person.” A “U.S. person” means:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Taxation of Taxable U.S. Holders of Stock

As long as we qualify as a REIT, (1) a taxable U.S. holder of our stock must report as ordinary income distributions that are made out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain, and (2) a corporate U.S. holder of our stock will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a non-corporate U.S. holder generally will not qualify for the 20% maximum federal income tax rate for “qualified dividend income.” Qualified dividend income generally includes dividends from most U.S. corporations but does not generally include REIT dividends. As a result, our ordinary REIT dividends generally will continue to be taxed at the tax rates generally applicable to ordinary income. Notwithstanding the preceding, the tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as our TRSs, and (2) attributable to income upon which we have paid corporate federal income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. holder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

A U.S. holder generally will report distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. holder has held our stock. A corporate U.S. holder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay federal income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain, to the extent that we designate such amount in a timely notice to such holder. The U.S. holder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. holder to the extent that it does not exceed the adjusted tax basis of the U.S. holder’s stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted tax basis in its stock, such U.S. holder will recognize long-term capital gain, or short-term capital gain if the stock has been held for one year or less. The IRS has ruled that if total distributions for two or more classes of stock are in excess of current and accumulated earnings and profits, dividends must be treated as having been distributed to those stockholders having a priority under the corporate charter before any distribution to stockholders with lesser priority. If we declare a dividend in October, November, or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such dividend shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, if we actually pay the dividend during January of the following calendar year.

U.S. holders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income generally. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, U.S. holders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. holder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of the stock generally will be treated as investment income for purposes of the investment interest limitations.

We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Also, U.S. holders that are individuals, trusts and estates whose income exceeds certain thresholds are subject to a 3.8% Medicare tax on their net investment income, which would include dividends on our stock and any gain from the disposition of our stock. We urge you to consult your tax advisors regarding the impact of this tax on the purchase, ownership and sale of our stock.

Taxation of U.S. Holders on the Disposition of Stock. In general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. holder has held the stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. holder must treat any loss upon a sale or exchange of stock held by such U.S. holder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. holder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of the stock may be disallowed if the U.S. holder purchases the same type of stock within 30 days before or after the disposition.

Capital Gains and Losses. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis. A U.S. holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. In general, the maximum federal income tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum federal income tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain, not otherwise treated as ordinary, would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay federal income tax on its net capital gain at ordinary corporate federal income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder:

•	comes within certain exempt categories and, when required, demonstrates this fact; or

•

provides to the applicable withholding agent a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, any stockholders who fail to certify their non-foreign status to us may be subject to withholding on a portion of capital gain distributions. See “— Taxation of Non-U.S. Holders.”

Taxation of Non-U.S. Holders

The rules governing U.S. federal income taxation of non-U.S. holders of our securities are complex. A “non-U.S. holder” means a holder that is not a U.S. holder, as defined above, and is not an entity treated as a partnership for U.S. federal income tax purposes. This section is only a summary of such rules as they apply to non-U.S. holders of our stock; a summary of such rules as they apply to non-U.S. holders of our debt securities is discussed below under “—Holders of Debt Securities.” We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our stock, including any reporting requirements.

The portion of a distribution that is received by a non-U.S. holder that we do not designate as a capital gain dividend and that is payable out of our current or accumulated earnings and profits will be subject to U.S. income tax withholding at the rate of 30% on the gross amount of any such distribution paid unless either:

•	a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with the applicable withholding agent; or

•	the non-U.S. holder files an IRS Form W-8ECI with the applicable withholding agent claiming that the distribution is effectively connected income.

If a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed with respect to such distributions. A non-U.S. holder that is a corporation also may be subject to the 30% branch profits tax with respect to a distribution treated as effectively connected with its conduct of a U.S. trade or business, unless reduced or eliminated by a tax treaty.

Except as described in the following paragraph, a non-U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. If we cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, the entire amount of any distribution will be treated as a taxable dividend. However, a non-U.S. holder may obtain a full or partial refund, as appropriate, of amounts that are withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

If our stock constitutes a United States real property interest, as defined below, unless (1) we are a “domestically-controlled qualified investment entity,” as defined below, (2) the distribution is with respect to a class of our stock regularly traded on an established securities market located in the United States and is made to a non-U.S. holder that did not own more than 10% of such class of stock at any time during the one-year period ending on the date of distribution or (3) the distribution is with respect to stock held by a “qualified shareholder,” including stock held indirectly through one or more partnerships (to the extent not held by an “applicable investor”), the distribution will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below and, we must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. A “qualified shareholder” is generally defined as a foreign person that (i) is eligible for benefits of an income tax treaty with the United States and the principal class of interests of which is listed and regularly traded on one or more recognized stock exchanges, or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units which is regularly traded on the New York Stock Exchange or NASDAQ Stock Market and such class of limited partnership units’ value is greater than 50% of the value of all the partnership units; (ii) is a “qualified collective investment vehicle,” and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, holds directly 5% or more of the class of interest described in clause (i) above. The benefits of the qualified shareholder exception do not apply to the extent of the ownership in that shareholder of an “applicable investor,” generally defined as a more than 10% owner of the REIT on a look-through basis, taking into account all interests held by such applicable investor in the REIT. Any distribution to a qualified shareholder shall not be treated as an effectively connected income distribution to the extent that stock held by such qualified shareholder is not treated as a United States real property interest as provided in an exception described in this section. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

For any year in which we qualify as a REIT, a non-U.S. holder (other than certain qualified foreign pension funds) may incur tax on distributions that are attributable (or deemed so attributable pursuant to applicable Treasury regulations) to gain from our sale or exchange of “United States real property interests” under special provisions of the federal income tax laws referred to as “FIRPTA.” The term “United States real property interests” includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property. Under those rules, a non-U.S. holder is generally taxed on distributions attributable (or deemed attributable) to gain from sales of United States real property interests as if such gain were effectively connected with a United States business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal rates, including applicable capital gains rates, applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Except as described below with respect to regularly traded stock, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against its tax liability for the amount we withhold. Any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States, will not be treated as gain recognized from the sale or exchange of a United States real property interest if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period preceding the date of the distribution. As a result, non-U.S. holders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We anticipate that each class of our stock will be regularly traded on an established securities market in the United States following this offering. If a class of our stock is not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 10% of such class of stock at any time during the one-year period preceding the date of the distribution, capital gain distributions with respect to that class of stock that are attributable to our sale of real property would be subject to tax under FIRPTA, as described above unless otherwise excepted. Moreover, if a non-U.S. holder owning more than 5% of a class of our stock disposes of such stock during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder will be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.

Any distribution that is made by a REIT that would otherwise be subject to FIRPTA because the distribution is attributable to the disposition of a United States real property interest will retain its character as FIRPTA income when distributed to any regulated investment company or other REIT, and will be treated as if it were from the disposition of a United States real property interest by that regulated investment company or other REIT.

Disposition of Stock. Except as discussed below, gain on a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation.

Subject to the exceptions described in this section, non-U.S. holders (other than certain qualified foreign pension funds) could incur tax under FIRPTA with respect to gain realized upon a disposition of shares of a class of our stock if shares of such class of our stock are United States real property interests. Generally, shares of a United States real property holding corporation are United States real property interests. If at least 50% of a REIT’s assets are United States real property interests, then the REIT will be a United States real property holding corporation. However, even if we are a United States real property holding corporation, shares of our stock will not be treated as United States real property interests and a non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our stock as long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. holders. We cannot assure you that that test will be met. However, even if we are not a domestically controlled qualified investment entity, shares of our stock will not be treated as United States real property interests and a non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our stock, if such non-U.S. holder owned, actually or constructively, 10% or less of a class of our stock, at all times during a specified testing period if the class of stock is “regularly traded” on an established securities market, or, if such non-U.S. holder is a “qualified shareholder” (to the extent not allocable to an applicable investor). If the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, and if shares of the applicable class of our stock were not “regularly traded” on an established securities market, the purchaser of such stock would be required to withhold and remit to the IRS 15% of the purchase price. If the gain on the sale of the stock were taxed under FIRPTA, a non-U.S. holder would be taxed in the same manner as U.S. holders with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. holder generally will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains.

If we are a domestically controlled qualified investment entity and a non-U.S. holder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder shall be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.

Information Reporting Requirements and Backup Withholding

Generally, information reporting will apply to payments of distributions on our stock, and backup withholding may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. holder of our stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. holder’s foreign status and has no actual knowledge to the contrary. Any amount withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against such stockholder’s U.S. federal income tax liability (which might entitle such stockholder to a refund), provided that the required information is furnished to the IRS.

Applicable Treasury Regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury Regulations varies depending on the stockholder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Taxable REIT Subsidiaries

We may own stock of a TRS. A TRS is a fully taxable corporation for which a TRS election is properly made. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% (20% with respect to taxable years beginning before July 31, 2008 and after December 31, 2017) of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other assets that are not qualifying assets for purposes of the 75% asset test.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and us or our tenants, if any, that are not conducted on an arm’s-length basis and we will incur such 100% excise tax if it is determined we have been undercharged for certain services provided by a TRS.

We have formed and made a timely election with respect to one TRS presently owned. Additionally, we may form or acquire additional TRSs in the future.

Taxable Mortgage Pools

A taxable mortgage pool is any entity (or in certain cases, a portion of an entity) other than a REMIC or a financial asset securitization investment trust that has the following characteristics:

•	Substantially all (generally, more than 80%) of the assets of such entity consist of debt obligations and more than 50% of such debt obligations are real estate mortgages;

•	Such entity issues two or more classes of debt obligations having different maturities; and

•

The timing and amount of payments or projected payments on the debt obligations issued by the entity are determined in large part by the timing and amount of payments the entity receives on the debt obligations it holds as assets.

If a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then a portion of the REIT’s income will be treated as excess inclusion income and a portion of the dividends the REIT pays to its stockholders will be considered to be excess inclusion income. You cannot offset excess inclusion income with net operating losses or otherwise allowable deductions. Moreover, if you are a tax-exempt stockholder, such as a domestic pension fund, you must treat excess inclusion income as unrelated business taxable income. If you are not a U.S. holder, your dividend distributions may be subject to withholding tax, without regard to any exemption or reduction in rate that might otherwise apply, with respect to your share of excess inclusion income. IRS guidance indicates that our excess inclusion income will be allocated among our stockholders in proportion to our dividends paid. However, the manner in which excess inclusion income would be allocated to dividends attributable to a tax year that are not paid until a subsequent tax year or to dividends attributable to a portion of a tax year when no excess inclusion income-generating assets were held or how such income is to be reported to stockholders is not clear under current law.

Although we generally leverage our investments in mortgage securities, we believe that our financing transactions do not presently cause any portion of our assets to be treated as a taxable mortgage pool.

Redemption and Conversion of Preferred Stock

Cash Redemption of Preferred Stock

A redemption of preferred stock will be treated for federal income tax purposes as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits), unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. Such a redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the holder (which will not be the case if only non-voting preferred stock is redeemed), (ii) results in a “complete termination” of the holder’s equity interest in our Company, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our common stock and preferred stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our common stock and preferred stock actually owned by the holder, must generally be taken into account. If a holder of preferred stock owns (actually and constructively) no shares of our outstanding common stock or an insubstantial percentage thereof, a redemption of shares of preferred stock of that holder is likely to qualify for sale or exchange treatment because the redemption would be “not essentially equivalent to a dividend.” However, the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of preferred stock depends upon the facts and circumstances at the time the determination must be made. We urge prospective holders of preferred stock to consult their own tax advisors to determine such tax treatment.

If a redemption of preferred stock is not treated as a distribution taxable as a dividend to a particular holder, it will be treated as a taxable sale or exchange by that holder. As a result, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits) and (ii) the holder’s adjusted tax basis in the shares of the preferred stock. Such gain or loss will be capital gain or loss if the shares of preferred stock were held as a capital asset, and will be long-term gain or loss if such shares were held for more than one year. If a redemption of preferred stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the holder. The holder’s adjusted tax basis in the redeemed shares of the preferred stock will be transferred to the holder’s remaining shares of our stock. If the holder owns no other shares of our stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

Conversion of Preferred Stock into Common Stock

In general, no gain or loss will be recognized for federal income tax purposes upon conversion of the preferred stock solely into shares of common stock. The basis that a stockholder will have for tax purposes in the shares of common stock received upon conversion will be equal to the adjusted basis for the stockholder in the shares of preferred stock so converted, and provided that the shares of preferred stock were held as a capital asset, the holding period for the shares of common stock received would include the holding period for the shares of preferred stock converted. A stockholder will, however, generally recognize gain or loss on the receipt of cash in lieu of fractional shares of common stock in an amount equal to the difference between the amount of cash received and the stockholder’s adjusted basis for tax purposes in the preferred stock for which cash was received. Furthermore, under certain circumstances, a stockholder of shares of preferred stock may recognize gain or dividend income to the extent that there are accumulated and unpaid dividends on the shares at the time of conversion into common stock.

Adjustments to Conversion Price

Adjustments in the conversion price, or the failure to make such adjustments, pursuant to the anti-dilution provisions of the preferred stock or otherwise, may result in constructive distributions to the stockholders of preferred stock that could, under certain circumstances, be taxable to them as dividends pursuant to Section 305 of the Code. If such a constructive distribution were to occur, a stockholder of preferred stock could be required to recognize ordinary income for tax purposes without receiving a corresponding distribution of cash. Under proposed regulations, such constructive distributions, if any, would generally be deemed to occur on the date adjustments to the conversion price are made in accordance with the terms of the relevant series of preferred stock.

Warrants

Upon the exercise of a warrant for common stock, a holder will not recognize gain or loss and will have a tax basis in the common stock received equal to the tax basis in such stockholder’s warrant plus the exercise price of the warrant. The holding period for the common stock purchased pursuant to the exercise of a warrant will begin on the day following the date of exercise and will not include the period that the stockholder held the warrant.

Upon a sale or other disposition of a warrant, a holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the holder’s tax basis in the warrant. Such a gain or loss will be long term if the holding period is more than one year. In the event that a warrant lapses unexercised, a holder will recognize a capital loss in an amount equal to his tax basis in the warrant. Such loss will be long term if the warrant has been held for more than one year.

Holders of Debt Securities

U.S. Holders

Payments of Interest. In general, except as described below under “—Original Issue Discount,” interest on debt securities will be taxable to a U.S. holder as ordinary income at the time it accrues or is received, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. In general, if the terms of a debt instrument entitle a holder to receive payments other than “qualified stated interest” (generally, stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed or qualifying floating rate), such holder might be required to recognize additional interest as “original issue discount” over the term of the instrument.

Original Issue Discount. If you own debt securities issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. If we determine that a particular debt security will be issued with OID (an “OID debt security”), we will disclose that determination in the prospectus supplement or supplements relating to those debt securities.

A debt security with an “issue price” that is less than the “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

If we determine that particular debt securities of a series will bear interest that is not qualified stated interest, we will disclose that determination in the prospectus supplement or supplements relating to those debt securities.

If you own a debt security issued with “de minimis” OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs. This method takes into account the compounding of interest.

The amount of OID that you must include in income if you are the initial U.S. holder of an OID debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security (other than a payment of qualified stated interest). Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than exempt holders.

Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

•	the interest on a floating rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

This discussion does not address the tax rules applicable to debt securities with an indexed principal amount or other contingent payments, or debt securities that may be convertible into or exchangeable for other securities. If you are considering the purchase of floating rate OID debt securities, debt securities with indexed principal amounts or other contingent payments, or debt securities that may be convertible into or exchangeable for other securities, you should carefully examine the prospectus supplement or supplements relating to those debt securities, and should consult your own tax advisors regarding the U.S. federal income tax consequences to you of holding and disposing of those debt securities.

You may elect to treat all interest on any debt securities as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the IRS. If this election were to be made with respect to a debt security with market discount, you would be deemed to have made an election to currently include in income market discount with respect to all other debt instruments having market discount that you acquire during the year of the election or thereafter, as described below in “— Market Discount.” Similarly, if you make this election for a debt security that is acquired at a premium you will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire during the year of the election or thereafter, as described below in “— Amortizable Premium.” You should consult with your own tax advisors about this election.

Market Discount. If you purchase a debt security for less than the stated redemption price of the debt security at maturity, if the debt security was issued without OID, or the adjusted issue price, if the debt security was issued with OID, the difference is considered market discount to the extent it exceeds a specified de minimis exception. Under the de minimis exception, market discount is treated as zero if the market discount is less than 1/4 of one percent of the stated redemption price of the debt security multiplied by the number of complete years to maturity from the date acquired. If you acquire a debt security at a market discount, you will be required to treat as ordinary income any partial principal payment or gain recognized on the disposition of that debt security to the extent of the market discount which has not previously been included in your income and is treated as having accrued at the time of the payment or disposition. In addition, you may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the debt security until the debt security is disposed of in a taxable transaction, unless you elect to include market discount in income as it accrues.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Amortizable Premium. If you purchase a debt security for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security with amortizable bond premium equal to the amount of that excess. You generally may elect to amortize the premium using a constant yield method over the remaining term of the debt security. The amount amortized in any year will be treated as a reduction of your interest income from the debt security. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. This election to amortize premium on a constant yield method will also apply to all debt obligations you hold or subsequently acquire on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

If you purchase OID debt securities for an amount that is greater than their adjusted issue price but equal to or less than the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, you will be considered to have purchased those debt securities at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to those debt securities for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

Sale, Exchange and Retirement of Debt Securities. Your tax basis in the debt securities that you beneficially own will, in general, be your cost for those debt securities increased by OID and market discount that you previously included in income, and reduced by any amortized premium and any cash payments received with respect to that debt security other than payments of qualified stated interest.

Upon your sale, exchange, retirement or other taxable disposition of the debt securities, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest that will be taxable as interest for U.S. federal income tax purposes if not previously taken into income ) and your adjusted tax basis in the debt securities. Except as described above with respect to market discount with respect to gain or loss attributable to changes in exchange rates as described below with respect to foreign currency debt securities, that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Extendible Debt Securities, Renewable Debt Securities and Reset Debt Securities. If so specified in the prospectus supplement or supplements relating to the debt securities of a series, we or you may have the option to extend the maturity of those debt securities. In addition, we may have the option to reset the interest rate, the spread or the spread multiplier.

The U.S. federal income tax treatment of a debt security with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such debt securities by us pursuant to the exercise of the option. You may be treated for federal income tax purposes as having exchanged your debt securities for new debt securities with revised terms. If this is the case, you would realize gain or loss equal to the difference between the issue price of the new debt securities and your tax basis in the old debt securities.

If the exercise of the option is not treated as an exchange of old debt securities for new debt securities, you will not recognize gain or loss as a result of such exchange.

The presence of such options may also affect the calculation of OID, among other things. Solely for purposes of the accrual of OID, if we issue debt securities and have an option or combination of options to extend the term of those debt securities, we will be presumed to exercise such option or options in a manner that minimizes the yield on those debt securities. Conversely, if you are treated as having a put option, such an option will be presumed to be exercised in a manner that maximizes the yield on those debt securities. If we exercise such option or options to extend the term of those debt securities, or your option to put does not occur (contrary to the assumptions made), then solely for purposes of the accrual of OID, those debt securities will be treated as reissued on the date of the change in circumstances for an amount equal to their adjusted issue price on the date.

You should carefully examine the prospectus supplement or supplements relating to any such debt securities, and should consult your own tax advisor regarding the U.S. federal income tax consequences of the holding and disposition of such debt securities.

Information Reporting and Backup Withholding. In general, information reporting requirements will apply to certain payments of principal, premium, if any, redemption price, if any, OID, if any, interest and other amounts paid to you on the debt securities and to the proceeds of sales of the debt securities made to you unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide to the applicable withholding agent a correct taxpayer identification number or certification of foreign or other exempt status or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The following is a discussion of the material U.S. federal income and estate tax consequences that generally will apply to you if you are a non-U.S. holder of debt securities.

U.S. Federal Withholding Tax. Under the “portfolio interest” rule, the 30% U.S. federal withholding tax will not apply to any payment of interest, including OID, on the debt securities, provided that:

•	interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3) of the Code and related U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the related U.S. Treasury regulations; and

•

you provide to the applicable withholding agent your name and address on an IRS Form W-8BEN or W-8BEN-E (or successor form), and certify, under penalty of perjury, that you are not a U.S. person or (2) you hold your debt securities through certain foreign intermediaries, and you satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to the 30% U.S. federal withholding tax (which will be deducted from such interest payments by the paying agent), unless you provide to the applicable withholding agent a properly executed:

•	IRS Form W-8BEN or W8BEN-E (or successor form) claiming an exemption from or reduction in the rate of withholding under the benefit of an applicable tax treaty; or

•

IRS Form W-8ECI (or successor form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States as discussed below.

Special certification rules apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals. The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of any of the debt securities.

U.S. Federal Income Tax. If you are engaged in a trade or business in the United States and interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest, including OID, on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements discussed above are satisfied) in the same manner as if you were a U.S. person as defined in the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest, including OID, on debt securities will be included in your earnings and profits.

Any gain realized on the disposition of debt securities generally will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

U.S. Federal Estate Tax. Your estate will not be subject to U.S. federal estate tax on the debt securities beneficially owned by you at the time of your death, provided that any payment to you on the debt securities, including OID, would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest” rule described above under “—U.S. Federal Withholding Tax,” without regard to the certification requirement described in the sixth bullet point of that section.

Information Reporting and Backup Withholding. Generally, we must report to the IRS and to you the amount of interest, including OID, on the debt securities paid to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, backup withholding will not apply to payments that we make or any of our paying agents (in its capacity as such) makes to you if you have provided the required certification to the applicable withholding agent that you are a non-U.S. holder as described above and provided that neither we nor any of our paying agents has actual knowledge or reason to know that you are a U.S. holder (as described above).

In addition, you will not be subject to backup withholding and information reporting with respect to the proceeds of the sale of debt securities within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification described above and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional U.S. Federal Income Tax Withholding Rules

The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on interest paid on our debt securities and dividends on our stock, and on the gross proceeds from a disposition of our securities and from a disposition of our stock paid after December 31, 2018, in each case, if paid to a foreign financial institution or non-financial foreign entity (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) the foreign financial institution (for which purposes includes foreign broker-dealers, clearing organizations, investment companies, hedge funds and certain other investment entities) agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements, (ii) the non-financial foreign entity that is a beneficial owner of the payment certifies that it does not have any substantial U.S. owners or provides identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. We will not pay additional amounts to holders of our securities or stock in respect of any amounts withheld under FATCA. Prospective investors are encouraged to consult with their tax advisors regarding the possible implications of FATCA on an investment in our stock and securities.

State and Local Taxes

We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

We may offer and sell our securities described in this prospectus domestically or abroad:

•	through agents;

•	through one or more underwriters or dealers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise);

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act;

•	through a combination of any of these methods of sale; or

•	at a fixed exchange ratio in return for other of our securities.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

The applicable prospectus supplement will describe the terms of the offering that it applies to, including the names of any underwriters, dealers or agents, the purchase price for our securities, and the proceeds we expect to receive. It will also include any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or re-allowed or paid to dealers, and a list of any securities exchanges on which the securities offered may be listed.

If we use underwriters in any sale, our securities will be purchased by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters with respect to a particular underwritten offering will be named in the applicable prospectus supplement relating to that offering. If an underwriting syndicate is used, the managing underwriter or underwriters will be disclosed on the cover of the applicable prospectus supplement. Generally, the obligations of the underwriters or agents to purchase the securities that we offer will be subject to conditions precedent, and the underwriters will have to purchase all of the offered securities if any are purchased. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In no event will the maximum commission or discount to be received by any FINRA member or independent broker-dealer exceed 8% for the sale of the securities registered hereunder.

If we use dealers to sell our securities, we will sell our securities to the dealers as principals. The dealers may then resell our securities to the public at varying prices that they determine at the time of resale. We will disclose the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

We may sell the securities through agents that we designate from time to time at fixed prices that may be changed, or at varying prices determined at the time of sale. We will name any agent involved in the offer or sale of our securities and specify any commissions that we will pay them. Unless otherwise specified in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters or agents may be paid by us or by purchasers of our securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of our securities may all be deemed to be underwriters, and any discounts or commissions that they receive, as well as profit they receive on the resale of our securities, may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

A prospectus supplement may indicate that we will authorize agents, underwriters or dealers to solicit from specified types of institutions offers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts permitting payment and delivery on a specified future date. The prospectus supplement will describe conditions of any delayed delivery contracts, as well as the commission we will pay for solicitation of these contracts.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

In order to facilitate the offering of our securities, any underwriters or agents involved in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities, or other securities that affect payments on our securities. Specifically, the underwriters or agents may overallot in connection with the offering, creating a short position for their own account. In addition, to cover overallotments or to stabilize the price of our securities, or other securities that affect payments on our securities, the underwriters or agents may bid for and purchase the securities in the open market. In any offering of our securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or dealer for distributing our securities if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilizing transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.

Agents, dealers and underwriters may be entitled to be indemnified by us against specified civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that they may be required to make.

Any underwriters, dealers or agents that we use, as well as their affiliates, may engage in transactions with us or perform services for us in the ordinary course of business.

EXPERTS

The consolidated financial statements of Capstead Mortgage Corporation appearing in Capstead Mortgage Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2016, and the effectiveness of Capstead Mortgage Corporation’s internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Andrews Kurth Kenyon LLP, Dallas, Texas. In addition, the description of federal income tax consequences contained in the section of the prospectus entitled “Federal Income Tax Consequences of Our Status as a REIT” is based on the opinion of Andrews Kurth Kenyon LLP. Certain Maryland law matters in connection with this offering will be passed upon for us by Hogan Lovells US LLP. Andrews Kurth Kenyon LLP will rely on the opinion of Hogan Lovells US LLP as to all matters of Maryland law.

9,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

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